ASSET PURCHASE AGREEMENT
                            ------------------------

           ASSET PURCHASE AGREEMENT dated as of September 16, 1996, by and among MANTECH SOLUTIONS CORPORATION, a Virginia corporation having offices at 8000 Corporate Court, Springfield, Virginia 22153 ("Seller"), MANTECH INTERNATIONAL CORPORATION, a New Jersey corporation having offices at 12015 Lee Jackson Highway, Fairfax, Virginia 22033 ("Stockholder"), GLOBAL-INSYNC, INC., a Virginia corporation with offices at 747 Third Avenue, New York, New York 10017 ("Buyer") and GLOBAL INTELLICOM, INC., a Nevada corporation having offices at 747 Third Avenue, New York, New York 10017 ("Parent").


                              W I T N E S S E T H :

           WHEREAS,   Seller  is  engaged  in  the  business  of  build-to-order manufacture of servers and workstations (collectively, the "Business");


           WHEREAS,   Stockholder  beneficially  owns  all  of  the  issued  and outstanding capital stock of Seller;


           WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to Buyer all of Seller's assets and properties used in the Business, upon the terms and subject to the conditions set forth in this Agreement;


           WHEREAS, as a condition to the consummation of the transactions contemplated by this Agreement, Buyer has required that Stockholder join with Seller in making representations and warranties to Buyer concerning Seller, and as the transactions contemplated hereunder provide benefit to Stockholder, Stockholder is willing to make such representations, warranties and agreements; and


           WHEREAS, as a condition to the consummation of the transactions contemplated by this Agreement, Seller has required that Parent join with Buyer in making representations and warranties to Seller concerning Buyer and Parent, and as the transactions contemplated hereunder provide benefit to Parent, Parent is willing to make such representations, warranties and agreements.


           NOW, THEREFORE, in consideration of the promises and of the mutual agreements, covenants, representations and warranties hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


I.         PURCHASE AND SALE OF ASSETS

           1.1 Assets to be Transferred. Upon the terms and subject to the conditions of this Agreement, Seller hereby sells, assigns, transfers, conveys and delivers to Buyer, and Buyer hereby purchases and accepts from Seller, all of the properties, assets, rights and business of



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Seller  reflected  on Seller's  balance  sheet dated as at August 31, 1996 or as otherwise set forth in this Section 1.1, excepting the Excluded Assets (as hereinafter defined) (collectively, the "Assets"). The Assets include, but are not limited to, the following:


               (a) prepaid expenses and investments, a true and complete list of which is set forth on Schedule 1.1 (a) hereto;


               (b) all trade and other accounts and notes receivable (the "Acquired Receivables");


               (c) inventory, including, without limitation, raw materials, work-in-process, finished goods, supplies, labels and sales and promotional materials and brochures;


               (d) all right, title and interest held by Seller to all tangible personal property of Seller used in connection with the Business, whether owned or leased, including, without limitation, furniture, fixtures, machinery, equipment, motor vehicles, supplies, tools, spare parts, signs and leasehold improvements, including, all accessions, accessories, additions, parts and replacements and, in each case, whether or not affixed to any of the foregoing;


               (e) Seller's interest in and claims and rights under the agreements, leases and contracts described in Schedule 1.1(e) hereto (the "Assumed Agreements"), and any and all prepayments, deposits and similar assets associated with the Assumed Agreements;


               (f) the Seller's interest in the intellectual property owned by, or used in the operation of the Business, including any related goodwill, as set forth on the annexed Schedule 1.1(f) (the "Intellectual Property"), other than the trademarks and service marks Accel and Accel, the Computer Company;


               (g) intangibles;


               (h) originals or copies of all books, records and documents of Seller related to, derived from or used in the operation of the Business, including, without limitation, all customer lists, supplier lists, price lists, telephone numbers and listings, advertising materials and marketing plans, business files, regulatory files and approvals, business plans, financial data, operations manuals, repair or service manuals, fire, safety or environmental reports and all data related to inventory, sales and accounts receivable and similar books and records related to the Business;


               (i) permits, licenses, orders, consents and approvals of any governmental or regulatory authority related to the operation of the Business (the "Permits"), to the extent transferable, and all other material Permits;


               (j) all other assets, properties, claims and rights of Seller, not part of the Excluded Assets that are related to, derived from or used in the operation of the Business; and


               (k) all proceeds and products of any and all of the foregoing items.




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


           1.2 Excluded Assets. There shall be excluded from Assets to be transferred to Buyer hereunder the following assets of Seller (the "Excluded Assets"):


               (a) all of Sellers' cash, cash equivalents, prepaid income taxes and deferred tax assets;


               (b) the consideration delivered to Seller pursuant to this Agreement for the Assets delivered to Buyer hereunder;


               (c) Seller's corporate charter, taxpayer and other identification numbers, tax returns, corporate seals, corporate minute books, stock ledgers and other documents of Seller relating to the organization and existence of Seller as a corporation; and


               (d) all not-to-compete agreements, goodwill and other assets-long term, reflected on Seller's balance sheet dated as of August 31, 1996.


           1.3 Liabilities to be Assumed. Upon the terms and subject to the conditions of this Agreement, Buyer hereby assumes the following (and only the following) liabilities and obligations of Seller (the "Assumed Liabilities"):


               (a) all unpaid liabilities of Seller reflected on Seller's balance sheet dated as at August 31, 1996, or which thereafter arise in the ordinary course of business through the date of Closing, provided, however, that Buyer shall not assume any unpaid obligations or liabilities of Seller (i) to its commercial lenders, (ii) for long-term debt or (iii) to any Affiliate (as defined in Section 11.1 hereof) of Seller (other than working capital loans made by Stockholder to Seller after August 31, 1996 in the ordinary course of business, such amounts to be determined within ten days of the date hereof), except that Buyer shall obtain release for Seller from (x) that certain letter of credit in the amount of $75,000 issued by Mellon Bank in favor of Microsoft Corporation (the "Letter of Credit") and (y) that certain performance bond in the amount of $782,470, issued by United Pacific Insurance Co., in favor of the Government of the District of Columbia) (the "D.C. Performance Bond") and (z) that certain performance bond in amount of $100,000, issued by United Pacific Insurance Co., in favor of the Commonwealth of Pennsylvania (together with the D.C. Performance Bond, the "Performance Bond"); and


               (b) Seller's obligations under the Assets arising after the Closing Date.


           1.4 Excluded Liabilities. Except for such liabilities of Seller as are specifically assumed by Buyer under Section 1.3 hereof, Buyer shall not assume, or take title to the Assets subject to, or in any way undertake to discharge or perform, any liability or obligation of Seller which is not an Assumed Liability (whether or not referred to in any Schedule hereto) (each, an "Excluded Liability" and, collectively, the "Excluded Liabilities"). Seller hereby undertakes to fully discharge, pay and/or satisfy such Excluded Liabilities as are related to the Assets as and when the same may become due, including, without limitation, the following:


               (a) any liability or obligation of Seller to its commercial lenders, except obligations in connection with the (i) Letter of Credit and (ii) the Performance Bond;





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




               (b) any liability or obligation of Seller for long-term debt;


               (c) any liability or obligation of Seller to any Affiliate of Seller, other than amounts owing to the Stockholder or any of its Affiliates for working capital loans made to Seller after August 31, 1996 in the ordinary course of business;


               (d) any liability or obligation of Seller for any product liability incurred or related to work performed prior to the Closing Date, in excess of the reserve provided on the August 31, 1996 balance sheet;


               (e) any liability or other  obligation  of Seller  arising out of
(i) any Environmental Claim (as defined in Section 11.1 hereof), (ii) any incomplete, incorrect, expired or missing license, registration or other permit required under any Environmental Law (as defined in Section 11.1 hereof) or other applicable Law (as defined in Section 4.14 hereof), or (iii) any violation of any applicable Law, in any such case respecting any act, omission, condition, circumstance or other event occurring or existing on or before the date hereof and relating in any way to (A) any of the Assets, (B) any other aspect of the Business, (C) the import, procurement, storage, manufacture, use, shipment, sale or disposal of any product or Environmental Substance (as defined in Section
11.1 hereof), or (D) any conduct of Seller or any of its Affiliates, employees, officers, directors, shareholders, agents and other representatives;


               (f) any liability or other obligation for any action, suit, investigation or proceeding at law, in equity, in arbitration or by or before any authority, threatened, pending, decided or settled, prior to the Closing Date, or arising from any act, omission, condition, circumstance or other event occurring on or before the Closing Date involving or affecting Seller, the Business or any Asset, whether or not disclosed;


               (g) any liability or other obligation of Seller or any of its Affiliates in respect of any Plan (as defined in Section 4.20 hereof);


               (h) any liability or other obligation of Seller for any foreign, federal, state, county or local taxes of any kind or nature, or any interest or penalties thereon, accrued for, applicable to or arising prior to the Closing Date, or relating to the sale of the Assets hereunder;


               (i) any liability or other obligation to make any payment to any employee of Seller or any of its Affiliates, relating to employment prior to the Closing Date, whether relating to salary, wages, commissions, benefits, severance or any other amounts and whether required under any agreement, applicable Law or otherwise;


               (j) any liability or other obligation of Seller to present or past officers, directors (acting in such capacity) or shareholders of Seller or any of its Affiliates;


               (k) any liability or obligation of Seller under any agreement other than the Assumed Agreements;


               (l) any liability or obligation relating to any tax audit resulting from action taken prior to the Closing Date;


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




               (m) any liability or obligation of Seller arising out of or in connection with the negotiation and preparation of this Agreement and the consummation and the performance of the transactions contemplated hereby including, without limitation, any tax liability so arising, except for tax obligations set forth in Section 6.1 hereof; and


               (n) any Contract other than Assumed Agreements or any other claims, debts or liabilities not reflected or reserved against on the August Balance Sheet.


II.        PURCHASE PRICE

           2.1 Purchase Price. In consideration of the sale, assignment, transfer, conveyance and delivery of the Assets by Seller to Buyer, and in reliance upon the representations, warranties, covenants and agreements made herein by Seller to Buyer, Buyer agrees to pay Seller and Seller agrees to accept from Buyer in full payment thereof, subject to adjustment, the sum of five million seven hundred thirty six thousand eighty four ($5,736,084) Dollars (the "Purchase Price").


           2.2 Payment of Purchase Price. Contemporaneously herewith, unless otherwise provided below, Buyer is paying to Seller the Purchase Price as follows:


               (a) Three hundred fifty thousand (350,000) shares of Series 3 Cumulative Preferred Stock (the "Preferred Shares") of Parent, having such terms, preferences, rights and limitations as are set forth in the Certificate of Designation attached as Exhibit A hereto;


               (b) One million four hundred eighty six thousand eighty four ($1,486,084) Dollars, by delivery to Seller of Buyer's interest bearing promissory note in the form annexed hereto as Exhibit B (the "Promissory Note");


               (c) Four hundred seventy thousand ($470,000) Dollars, by delivery to Seller of Buyer's interest bearing promissory note in the form annexed hereto as Exhibit C (the "Additional Promissory Note" and, together with the Promissory Note, the "Promissory Notes"); and


               (d) Forty nine thousand seven hundred seventy eight (49,778) shares of common stock, par value $.01 (the "Common Shares") of Parent, to be delivered within twenty (20) days of the date hereof.


           2.3 Allocation of Purchase Price. Seller and Buyer agree that the Purchase Price shall be allocated among the Assets in conformance with the provisions of Section 1060 of the Internal Revenue Code, as amended (the "Code"), and in accordance with the allocation schedule annexed hereto as
Schedule 2.3, which will be determined by agreement among the parties within ten days of the date hereof. Seller and Buyer agree to report the allocation of the Purchase Price in Code Form 8594 and, where required, in their respective Federal and State income tax returns in accordance with Schedule 2.3.


           2.4 It is acknowledged between the parties that the operational profit and loss of the Seller from September 1, 1996 through the Closing Date shall be for the account of the Buyer.


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III.       CLOSING

           3.1 Closing. The closing of the purchase and sale of Assets and the assumption of the Assumed Liabilities (the "Closing") shall take place at the offices of Gibson, Dunn & Crutcher LLP, 1050 Connecticut Avenue, N.W., Washington, D.C., at 10:00 A.M. on the date hereof (the "Closing Date").


IV.        REPRESENTATIONS AND WARRANTIES OF SELLER AND STOCKHOLDER

           To induce Buyer to enter into this Agreement and the other documents and instruments contemplated hereby, to purchase the Assets and to assume the Assumed Liabilities, Seller and Stockholder hereby, jointly and severally, represent, warrant and agree with Buyer as follows:


           4.1 Organization; Standing; Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Seller has all requisite corporate power and authority, licenses, permits and franchises to own, lease and operate its properties and assets, including, without limitation, the Assets, and to carry on the Business as currently conducted. Seller is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, a list of which jurisdictions is set forth on Schedule 4.1 hereto.


           4.2 Authority and Enforceability. Each of Seller and Stockholder has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized by all necessary corporate and other action, executed and delivered by Seller and Stockholder and (assuming the valid execution and delivery of the Agreement by Buyer and Parent) constitutes the legal, valid and binding obligation of Seller and Stockholder, enforceable against them in accordance with its terms.


           4.3 Authorization; Conflicts. Neither the execution, delivery and performance of this Agreement by Seller and Stockholder, nor the consummation by each of the transactions contemplated hereby will (a) conflict with or result in a breach of any provision of Seller's Certificate of Incorporation or Bylaws;
(b) constitute or result in the breach of, conflict with or give rise to a right of forfeiture, termination, cancellation or acceleration with respect to, any term, condition or provision of, any note, bond, mortgage or indenture, license or other contract or obligation to which Seller or Stockholder is a party or by which their respective properties and assets, including the Assets, may be bound (subject to performance of the obligation to obtain consent to assignment of the Assumed Agreements as set forth in Section 6.7 hereof), (c) violate in any material respect any law, statute, regulation, judgment, order, writ, injunction, or decree applicable to Seller or Stockholder or their respective properties and assets including, without limitation, the Business or any of the Assets, or (d) create or result in any Lien (as defined in Section 11.1 hereof) on any of their respective properties or assets, including, without limitation, the Business or any of the Assets.


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           4.4  Capitalization  and  Ownership  of  Capital  Stock.  All  of the
presently authorized, issued and outstanding shares of capital stock of Seller are owned by Mantech Systems Engineering Corporation ("MSEC"). All of the presently authorized, issued and outstanding shares of MSEC are owned by Stockholder. There are not now and on the Closing Date there will not be any
outstanding  subscriptions,   options,  warrants,  calls,  contracts,   demands,
commitments, convertible securities or other agreements or arrangements of any character or nature whatsoever under which Seller is or may become obligated to issue, assign or transfer any shares of its capital stock.


           4.5 Consents. Except as set forth on Schedule 4.5 hereto, no consent, order, authorization, qualification, license, or approval of, or exemption by, or filing with, any governmental, public or regulatory body must be obtained in connection with the execution, delivery and performance by Seller or Stockholder of this Agreement, the transactions contemplated hereby or the legality, validity, binding effect or enforceability hereof except as may be limited by bankruptcy or other laws and equitable principles affecting contracts generally.


           4.6 Books and Records. All financial, business and accounting books and ledgers relating to the Business have been made available to Buyer and its representatives. Such books and records have been substantially, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.


           4.7 No Subsidiaries or Investments. Seller does not own any capital shares or other equity or ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity.


           4.8 Financial Statements.


               (a) Financials. Seller has previously furnished to Buyer copies of its (i) unaudited balance sheet as at August 31, 1996 (the "August Balance Sheet") and the related statements of income, for the eight months then ended, prepared by Seller and certified by Seller's chief executive officer or chief financial officer (collectively, the "August Financial Statements") and (ii) unaudited balance sheet as of December 31, 1995 and the related statements of income for the twelve months then ended, prepared by Seller and certified by Seller's chief executive officer or chief financial officer (the "1995 Financial Statements"). The August Financial Statements and the 1995 Financial Statements have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods covered thereby and with that of prior periods, and fairly present the financial condition and results of operations of Seller as at the respective dates thereof and for the periods covered thereby.


               (b) No Adverse Change. Since the date of the August Balance Sheet, (i) except as set forth on Schedule 4.8, there has not been any material adverse change in Seller's financial condition or results of operations or in Seller's properties or assets, including, without limitation, the Assets, and to the knowledge of Seller and Stockholder no fact or condition exists or is contemplated or threatened which might cause any such change at any time in the future, and (ii) neither Seller nor its properties and assets, including without limitation, the Assets, has



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sustained any material  damage,  destruction or loss,  whether or not covered by insurance. Since the date of the August Balance Sheet, Seller has conducted the Business only in the ordinary course in all material respects.


           4.9 Contracts. Schedule 4.9 sets forth a complete and correct list of all material written contracts, agreements, understandings, arrangements, purchase orders, sales orders, supply contracts, bids, leases, rental arrangements and licenses by which the Assets may be bound, complete and correct copies of which (including all amendments thereto) have been delivered to Buyer (collectively, the "Contracts"), including, without limitation, the following:
(a) contracts with any current or former officer, director, employee, consultant or shareholder, (b) contracts with any labor union or organization or other organization representing any employee, (c) contracts for the sale of materials, supplies, equipment, merchandise or services, (d) contracts for the purchase or acquisition of materials, supplies, equipment, merchandise or services, (e) licenses, royalty agreements or similar agreements (indicating on such schedule whether Seller is the licensor or licensee thereunder), (f) warehousing, distributorship, representative, management, marketing, sales agency, printing or advertising contracts, (g) contracts for the sale of any of the Assets or for the grant to any person of any preferential rights to purchase any of the Assets, (h) joint venture contracts, (i) contracts under which Seller agrees to indemnify any party, to guarantee or otherwise be responsible for the obligations of any other party, to share the tax liability of any party or to refrain from competing with any party, (j) loan and credit agreements, mortgages, indentures, security agreements and other agreements relating to the borrowing of money or representing deferred purchase price, (k) all agreements, arrangements, commitments and understandings of any kind or nature with any government, its agencies or departments, (l) contracts under which any current or previous employee of Seller has agreed to refrain from competing with Seller or disclosing any confidential or proprietary information concerning the Business, or (m) any other contracts relating to the Business whether or not made in the ordinary course of business.


           4.10 Assumed Agreements. All Assumed Agreements are valid, binding, enforceable and in full force and effect, except as may be limited by bankruptcy or other laws and equitable principles affecting contracts generally. Seller is not in default, no notice of a default has been received by Seller, and there exists no condition or event which, with notice or lapse of time or both, would constitute a default by Seller, under or with respect to any of such Assumed Agreements. No other party to any of the Assumed Agreements is in default under any of the Assumed Agreements, and there exists, to the knowledge of Seller and subject to performance of the obligation to obtain consent to assignment of the Assumed Agreements as set forth in Section 6.7 hereof, no condition or event which, with notice or lapse of time or both, would constitute a default by any other party to any such Assumed Agreement.


           4.11 Acquired Receivables. Schedule 4.11 sets forth a complete and correct list and aging by month of each Acquired Receivable. Each Acquired Receivable is free and clear of all Liens other than Permitted Liens, arose in the ordinary course of business in a bona fide arm's-length transaction, has been reflected on Seller's books and records in accordance with generally accepted accounting principles consistently applied, and is represented by a written invoice or other written document that: (a) is legal, valid, binding and enforceable against the obligor in accordance with its terms and provisions, except as may be limited by bankruptcy or



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other laws and equitable principles affecting contracts generally,  (b) does not violate or conflict with any provision of applicable law, (c) has not been amended or modified in any respect except as set forth on Schedule 4.11, (d) reflects all agreements and understandings with the obligor thereof, and (e) is assignable to Buyer without the consent of the obligor.


           4.12 Title to Property and Assets. Schedule 4.12 sets forth a complete and correct list of the real property owned or leased by Seller. Seller has good and marketable title to such property in fee simple absolute (except for leasehold interests, in which event Seller has a valid leasehold interest), free and clear of all Liens except Permitted Liens (as defined in Section 11.1 hereto). Seller has good and marketable title to all of its other Assets, free and clear of all Liens. The Assets being transferred to Buyer pursuant to this Agreement constitute all of the assets and properties necessary to the operation of the Business, as conducted as of the date hereof. To the knowledge of Seller and Stockholder, no person or entity has any rights in any of the Assets that could have a material adverse effect upon, or otherwise interfere with the continued use of, any of the Assets by Buyer following the Closing.


           4.13 Intellectual Properties.


               (a) Schedule 4.13 contains a complete and accurate list of each item of Intellectual Property licensed to, owned or currently used by Seller in connection with the Business. Except as set forth on Schedule 4.13, each item of Intellectual Property (i) has been maintained and used in accordance with all applicable Laws, (ii) is assignable to Buyer in accordance with the terms and provisions hereof and thereof, and (iii) to the knowledge of Seller and Stockholder, is not and has not been infringed in any way by any other person.


               (b) To the knowledge of Seller and Stockholder, no item of Intellectual Property infringes any trademark, service mark, trade name, copyright or patent (or similar right) of others in any jurisdiction and Seller has all right and authority to use each item of Intellectual Property, whether in the Business or otherwise. Neither Seller nor Stockholder has received any notification from any person that the use of any item of Intellectual Property by Seller or anyone claiming any right from Seller to use any item of Intellectual Property infringes the rights of any third party.


               (c) Except as set forth on Schedule 4.13, all technical information, procedures, processes, trade secrets, formulae, methods, practices, techniques, information, bills of parts, diagrams, drawings, specifications, blueprints, lists of materials, labor and general costs, production manuals and data relating to the design, manufacture, production, inspection and testing of products (collectively, the "Know-How") developed, sold or used by Seller is owned by Seller, may be utilized by Seller without the consent or license of any third party, is free and clear of all liens and Seller does not pay royalties to any third party in respect of the use by it of the Know-How. Seller has not received any notification of infringement by it or other adverse claim with regard to any Know-How used by it. To the knowledge of Seller and Stockholder, no Know-How used by Seller infringes upon or otherwise violates any rights of others.

               (d) Each current and former employee of Seller has assigned to Seller all of such employee's rights to, and benefits to be derived from, each material item of Intellectual Property and Know-How developed by such employee while employed by Seller.


           4.14 Compliance with Applicable Laws. Except as set forth on Schedule 4.14, Seller and its operation of the Business is in material compliance with and conforms in all material respects to (a) all applicable judgments, orders, injunctions, awards and decrees, and (b) to the knowledge of Seller and Stockholder, all foreign, federal, state and local laws, statutes, ordinances, codes, rules and regulations and all other requirements of governmental bodies, courts and arbitrators (collectively, "Laws") that are applicable to Seller, the Business or the Assets (including, without limitation, the Federal Occupational Safety and Health Act of 1970, as amended, and the rules and regulations issued thereunder). Except as set forth on Schedule 4.14, Seller has remedied or caused to be remedied in all respects all violations of any such Laws of which Seller or Stockholder has knowledge. Schedule 4.14 sets forth a correct and complete list of all material permits, licenses, orders and approvals of federal, state, local or foreign governmental or regulatory bodies that are required in order to permit Seller to carry on the Business as currently conducted, all of which are in full force and effect, and except as set forth on Schedule 4.5 are assignable to Buyer without the consent of any person and no suspension or cancellation of any of them is threatened, and to the knowledge of Seller and Stockholder, no cause exists for such suspension or cancellation. Except as set forth on
Schedule 4.14, no notice has been served upon Seller (other than a notice subsequently withdrawn or with regard to a violation subsequently cured) from any governmental authority or other person claiming, nor to the knowledge of Seller and Stockholder, does there currently exist, any violation of any applicable Law in connection with any of such activities.


           4.15 Business Practices. Seller has not made, offered or agreed to offer anything of value to any government official, political party or candidate for government office nor have any of them taken any action which would be in violation of the Foreign Corrupt Practice Act of 1977 or any anti-boycott or export laws.


           4.16 Absence of Certain Events. Except as set forth on Schedule 4.16, since August 31, 1996, Seller has conducted its business and operations only in the ordinary and usual course of business, consistent with past practices. Except as set forth on Schedule 4.16, since August 31, 1996, Seller has not:


               (a) amended its Certificate of Incorporation or Bylaws or merged with or into or consolidated with any other person, subdivided or in any way reclassified any of its shares of capital stock or changed or agreed to change in way manner the rights of any shares of its capital stock or the character of the Business;


               (b) issued or sold or purchased, or issued options or rights to subscribe to, or entered into any contracts or commitments to issue or sell or purchase, any shares of its capital stock or any other securities;


               (c) incurred any obligations or liabilities, whether direct or contingent, or made any guarantees, endorsements or other assumptions of liabilities other than in the ordinary course of business (which, in no event, has included liabilities for borrowed money or extensions of credit);


               (d) mortgaged, pledged or subjected to any Lien (other than Permitted Liens, as hereinafter defined) any of the Assets;


               (e) acquired or disposed of any assets or properties, or, except in connection with the transactions contemplated by this Agreement, entered into any agreement or other arrangement for any such acquisition or disposition, other than in the ordinary course of business;


               (f) forgiven or canceled debts or claims or waived any rights of material value;


               (g) conducted its business or entered into any transaction, other than in the ordinary course of business;


               (h) granted any rights or licenses under any of its Intellectual Properties or entered into any licensing or distributorship arrangements with respect thereto;


               (i) entered into or amended any employment agreement, entered into any agreement with any labor union or association representing any employees or entered into or amended any Plan;


               (j) made any wage or salary increase, or paid any bonuses or any dividends, or made any increase in any other direct or indirect compensation, for or to any director, officer or employee of Seller;


               (k) except for reasonable and necessary accounting fees and expenses not exceeding $25,000 in the aggregate, incurred (whether by actual payment or accrual) any costs or expenses for legal, accounting or other professional fees and disbursements of such professionals in connection with the transactions contemplated by this Agreement;


               (1) made any change in any accounting principle or method of election for federal income tax purposes used by it;


               (m) suffered any material adverse change in its business, operations, working capital, financial condition, revenues, assets, liabilities (whether absolute, accrued, contingent or otherwise) or reserves;


               (n) prepaid any of its obligations, except in the ordinary course of business;


               (o) made any material change in any assumption underlying any method of calculation of bad debts, contingencies or other reserves from those reflected in the Financial Statements;


               (p) made any change in any material respect in the business policies or practices of Seller or suffered any other event which had or may have the effect of materially impairing the business relationship of Seller with, and the goodwill of, any of its customers, suppliers or licensees; or


               (q) entered into any agreement or committed to take any action set forth in subsections (a) through (p) of this Section 4.16.


           4.17 Employees. Schedule 4.17 sets forth a complete and correct list of the names of all employees of Seller and, for each such employee, the total compensation rate (annual or hourly), years or other period of service and each wage or salary increase or bonus paid to such employee since January 1, 1996.
Schedule 4.17 also sets forth, for each such employee, the (a) number of sick days and personal days to which the employee was entitled, on an annual basis, immediately prior to the Closing Date and the number of sick days and personal days used by such employee during the annual period and (b) salaries, wages, commissions, benefits, severance payments ("Severance Payments"), accrued vacation pay and/or any other amounts payable to such employee as of the Closing Date, (collectively, "Termination Amounts"). To the best knowledge of Seller and Stockholder, no employee listed on Schedule 4.17 has made any threat, or otherwise revealed an intent, to cancel or otherwise terminate his relationship with Seller or the Business.


           4.18 Employee Relations. To the knowledge of Seller and Stockholder, Seller is in material compliance with all Federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice. No unfair labor practice complaint against Seller is pending before the National Labor Relations Board. No labor strike, picket, material dispute, slowdown, stoppage or other material labor trouble has ever occurred or is pending or, to the knowledge of Seller and Stockholder, threatened against or involving Seller. To the knowledge of Seller and Stockholder, no union representation question exists respecting the employees of Seller. No grievance or any arbitration proceeding is pending except as disclosed in Schedule 4.18 and, to the knowledge of Seller and Stockholder, no such claim has been asserted or is threatened. No collective bargaining agreement exists or is currently being negotiated by Seller. Except as disclosed on Schedule 4.18, no claim of discrimination or harassment is pending or, to the knowledge of Seller and Stockholder, threatened before the Equal Employment Opportunity Commission, or any other judicial or administrative body or agency.


           4.19 Suppliers and Customers, Etc. Schedule 4.19 sets forth a complete and correct list of (a) the largest suppliers and/or vendors of Seller (identified, in each case by the dollar amount of purchases from such party) for the eight-month period ended August 31, 1996 and the twelve-month period ended December 31, 1995 and (b) all of the customers of Seller (identified, in each case, by the dollar amount of all purchase orders submitted by such party to Seller for the eight-month period ended August 31, 1996). Except as set forth on
Schedule 4.19, no such supplier, vendor or customer has canceled or otherwise terminated, or, to the knowledge of Seller and Stockholder, made any threat to cancel or, otherwise terminate, its relationship with Seller. Except as set forth on Schedule 4.19, no such supplier, vendor or customer has during such period decreased materially, or, to the best knowledge of Seller and Stockholder, made any threat to decrease materially, its services or supplies to, or purchases from, Seller. Except as set forth on Schedule 4.19, during such period or thereafter, no breach or default or event of default occurred or was alleged to have occurred, and no event occurred which with notice or lapse of time or both would have constituted a breach or default or event of default, in connection with any contractual or other arrangements between Seller and any of its suppliers, vendors or customers. Schedule 4.19 also sets forth a list of all license, royalty and other similar agreements to which Seller was a party that was terminated by Seller or the other party or parties thereunder during the past three (3) years.


           4.20 Benefit Plans.


               (a) Neither Seller nor any Affiliate of Seller has maintained or maintains, contributes or is required to contribute to, any employee pension benefit plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")). Schedule 4.20 sets forth each employee welfare benefit plan (as defined in Section 3(1) of ERISA), bonus, stock purchase, stock ownership, stock option, deferred compensation, incentive, severance, termination or other compensation plan or arrangement, fringe benefit plan or other benefit plan, agreement or arrangement presently maintained by, or contributed to by Seller or any Affiliate of Seller (each, a "Plan" and, collectively, the "Plans").


               (b) To the knowledge of Seller and Stockholder, Seller and each of the Plans are in compliance with the applicable provisions of ERISA and those provisions of the Code applicable to the Plans.


               (c) Except as set forth on Schedule 4.20, all premium payments or other contributions to, and payments from, the Plans which may halve been required to be made in accordance with the Plans have been timely made. All such premiums or other contributions to the Plans, and all payments under the Plans, except those to be made by an insurer, for any period ending before the Closing Date that are not yet, but will be, required to be made are properly accrued and reflected on the Financial Statements or are set forth on Schedule 4.20.


               (d) Except as set forth on Schedule 4.20, all reports, returns and similar documents with respect to the Plans required to be filed with any government agency or distributed to any Plan participant have been duly and timely filed or distributed.


               (e) Seller has complied with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Plan that is, or was during any taxable year of Seller for which the statute of limitations on the assessment of federal income taxes remains open, by consent or otherwise, a group health plan within the meaning of Section 4980B(g) of the Code.


               (f) At no time has (i) Seller or (ii) any other employer that is, or, at any relevant time, was together with Seller, treated as a "single employer" under Section 414(b), 414(c) or 414(m) of the Code, incurred any liability which could subject Buyer or Seller to any liability under Section 4062, 4063 or 4064 of ERISA.

               (g) At no time has Seller or any Affiliate of Seller contributed, or been required to contribute, to any "multiemployer pension plan" within the meaning of Section 3(37) of ERISA, and no liability is owing on account of any withdrawal therefrom.


               (h) Seller has not incurred or is reasonably likely to incur any liability with respect to any Plan, including, without limitation, any plan or arrangement that would be included within the definition of "Plan" hereunder, but for the fact that such plan or arrangement was terminated before the date of this Agreement.


               (i) Neither Seller nor any Affiliate of Seller maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute, to any Plan providing post-employment medical, health or life insurance or other welfare benefits for current or future retired or terminated employees, their spouses or their dependents, except as may be required by applicable Law.


           4.21 Inventory. All inventory of Seller is in a quantity usable and salable in the ordinary course of its business. All inventories not written off have been priced and are reflected on the balance sheet at the lower of cost or market on a specific identification basis, in accordance with generally accepted accounting principles consistently applied. The quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable and warranted in the present circumstances of Seller and the Business. Seller is not under any liability or obligation to make refunds, bear the loss or otherwise become liable with respect to the return of inventory or merchandise in the possession of wholesalers, distributors, retailers, franchisees, licensees or other customers in excess of $500 individually or $1,000 in the aggregate. Schedule 4.21, which shall be delivered within ten days, of the date hereof, shall set forth a list of all inventory currently used by employees. Except as set forth on such Schedule 4.21 all inventory, including equipment used for demonstration purposes, is located at Seller's warehouse.


           4.22 Product Warranty. Each product manufactured, sold, leased or delivered by Seller prior to the Closing Date has been in conformity with all applicable contractual commitments and all express and implied warranties, and Seller does not have any liability (and to the knowledge of Stockholder there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Seller giving rise to any liability of Seller) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the August Balance Sheet. No product manufactured, sold, leased, or delivered by Seller is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Schedule
4.22 sets forth copies of the standard terms and conditions of sale or lease for Seller (containing applicable guaranty, warranty and indemnity provisions).


           4.23 Insurance. Schedule 4.23 sets forth a complete and correct list and description (showing the policy number, name of carrier, coverage, deductible amounts, term, expiration date and annual premium) of all insurance policies with respect to Seller's business, properties assets and employees, and all self-insurance programs maintained for the foregoing. All such policies are in full force and effect and insure adequately against all risks to which Seller and its business, properties, assets and employees are normally exposed in the operation of the Business. All premiums due on such policies of insurance have been paid in full and no notice of cancellation, expiration or non-renewal of any such policy has been received by Seller and no cause for such cancellation, expiration or non-renewal exists.


           4.24 Environmental Matters. Except as set forth on Schedule 4.24, Seller has not received any notice from any governmental agency or private or public entity advising that it is potentially responsible for response costs or other costs with respect to a release or threatened release of any Environmental Substance and neither it nor, to the knowledge of Seller or Stockholder, its predecessors in interest with respect to the Business have conducted activities which could reasonably be expected to result in such a notice. No administrative, civil or criminal actions, including without limitation third-party actions for personal injury or property damage, are pending or threatened with respect to any Environmental Law or related to the Business or the Assets. No judgments, consent orders, consent decrees, stipulations, or other restrictions have been entered or applied with respect to any Environmental Law or related to the Business or the Assets. Seller neither received nor is aware of any governmental orders, notifications, notices of violation or requests for information relating to environmental or health and safety conditions at or related to the Business or the Assets, or is aware of any past or current violations of any Environmental Law related to the Business or the Assets or of environmental conditions related to the Business or the Assets. Neither the operation of the Business, either as currently conducted or conducted in the past at any office space or other facility or real property owned, leased, used or occupied by Seller, whether currently or at any time in the past, violate nor have violated any Environmental Law.


           4.25 Brokers. Except for Ramko Capital, no broker, finder, agent or other intermediary has acted on behalf of Seller or otherwise assisted in bringing about the transactions contemplated by this Agreement and except for Ramko Capital no broker, finder, agent or other intermediary is entitled to any commission or finder's fee in respect thereof based in any way on agreements, understandings or arrangements with or the conduct of Seller.


           4.26 Litigation. Except as set forth on Schedule 4.26, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry pending before any federal, state, local, or other court or governmental, administrative, or self-regulatory body or agency, or any private arbitration tribunal, or to the knowledge of Seller and Stockholder, threatened against Seller relating to the Business, any of the Assets or the Assumed Liabilities, or the transactions contemplated by this Agreement; nor to the knowledge of Seller and Stockholder is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry. Without limiting the generality of the preceding sentence, Schedule 4.26 sets forth a list and description (including the status) of each claim, action, suit, investigation and proceeding involving Seller and any employee of Seller. To the knowledge of Seller and Stockholder, Seller is in compliance with each judgment, order, writ, injunction, decree or consent of any court or other judicial authority relating to, binding or affecting Seller, any part of the Business or the Assets, or any of the Assumed Liabilities, each of which is set forth an Schedule 4.26.


           4.27 Bank Accounts; Powers of Attorney. Schedule 4.27 sets forth the name and address of each bank or other financial institution with which Seller has an account, credit line or a safe deposit box or vault, the name and account number under which such account is maintained and the name and title or capacity of each person authorized to draw thereon or have access thereto. Schedule 4.27 also sets forth a complete and correct list of all powers of attorney, proxies and other like instruments to act on behalf of Seller or any other party in connection with the Business, any of the Assets or any of the Assumed Liabilities.


           4.28 Taxes.


               (a) Seller (i) has filed on a timely basis all Tax Returns (as hereinafter defined) of, relating to or which include Seller which are required to be filed on or before the date of this Agreement, which Tax Returns are true, correct and complete in all material respects, (ii) has paid all Taxes required to be paid on or before the date of this Agreement, and (iii) has collected or withheld, paid over and reported all Taxes required to have been collected or withheld by it on or before the date of this Agreement in all material respects.


               (b) Except as set forth on Schedule 4.28, (i) no Taxing authority has asserted any adjustment that could result in a material additional Tax for which Seller is or may be liable, (ii) to the knowledge of Seller and Stockholder there is not pending audit, examination, investigation, dispute, proceeding or claim (collectively, "Proceeding") relating to any Tax for which Seller is or may be liable and to the knowledge of Seller and Stockholder, no Taxing authority is contemplating such a Proceeding, (iii) no statute of limitations with respect to any Tax for which Seller is or may be liable has been waived or extended, and (iv) Seller is not a party to any tax sharing or tax allocation agreement, arrangement or understanding. Set forth on Schedule
4.28 is a list of each jurisdiction in which Seller has filed or is required to file a Tax Return, the type of Tax and type of Tax Return filed or required.


               (c) Seller is not a "consenting corporation" within the meaning of Section 341(f) of the Code (or any comparable state, local or foreign Tax provision). Seller is not a party to any contract, agreement, plan or arrangement that, individually or collectively, could given rise to any material payment that would not be deductible by reason of Section 280G or 404 of the Code (or any comparable state, local or foreign Tax provision). Seller does not have any "tax-exempt use property" within the meaning of Section 168(h) of the Code (or any comparable state, local or foreign Tax provision).


           4.29 Related Party Transactions. Except as disclosed in Schedule 4.29, neither Stockholder, nor any Affiliate of Seller or Stockholder has any interest, financial or otherwise, in any business which is a party to, or in any property which is the subject of, any material transaction with the Seller relating to the Business, including, without limitation, any customer, supplier, competitor, or potential competitor or lessor.


           4.30 Complete Business Assets. Except for the Excluded Assets, the Assets and Assumed Agreements represent all of the assets and contract rights used by Seller to conduct its business in the manner in which it has been conducted by it since January 1, 1996. Neither Seller, Stockholder nor any of their respective Affiliates directly or indirectly presently conducts, or has since January 1, 1996 conducted the Business other than by or through Seller. The Business does not materially utilize any assets or rights of any person or entity other than those included in the Assets and the Assumed Agreements.


           4.31 Investment. Seller (i) understands that the Preferred Shares and the Common Shares have not been, and, except as otherwise agreed to by the parties, will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Preferred Shares and the Common Shares solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Preferred Shares and the Common Shares, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Preferred Shares and the Common Shares, and
(vi) is an Accredited Investor within the meaning of Regulation D under the Securities Act of 1933, as amended.


           4.32 No Misrepresentation by Seller or Stockholder; Disclosure. No representation or warranty of Seller or Stockholder made or contained in this Agreement contains a misstatement of a material fact or omits to state a material fact required to be stated therein in order to make the statement contained therein, in the light of the circumstances under which it is made, not misleading.


V.         REPRESENTATlONS AND WARRANTIES OF BUYER

           To induce Seller to enter into this Agreement and the other documents and instruments contemplated hereby, Buyer and Parent hereby jointly and severally represent, and agree with Seller as follows:


           5.1 Organization and Good Standing of Purchaser. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Buyer has all requisite corporate power and authority to make the representations, warranties and agreements made hereunder, to own, lease and operate its properties and assets and to carry on its business as currently conducted, to execute and deliver this Agreement and to perform its obligations under this Agreement.


           5.2 Authority and Enforceability. Each of Buyer and Parent has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized by all necessary corporate and other action, executed and delivered by Buyer and Parent and (assuming the valid execution and delivery of the Agreement by Seller and Stockholder) constitutes the legal, valid and binding obligation of Buyer and Parent, enforceable against them in accordance with its terms.


           5.3 Authorization Conflicts. Neither the execution, delivery and performance of this Agreement by Buyer and Parent, nor the consummation by it of the transactions contemplated hereby will (a) conflict with or result in a breach of any provision of Buyer's and Parent's

Certificate of Incorporation or Bylaws; (b) constitute or result in the breach of, conflict with or give raise to a right of forfeiture, termination, cancellation or acceleration with respect to, any term, condition or provision of, any note, bond, mortgage, indenture, license or other contract or obligation to which Buyer or Parent is a party or by which their respective properties and assets may be bound, (c) violate in any material respect any law, statute, regulation, judgment, order, writ, injunction, or decree applicable to Buyer or Parent or their respective properties and assets or (d) create or result in any Lien on any of their respective properties or assets.


           5.4 Consents. Except as set forth on Schedule 5.4, no consent, order, authorization, qualification, license, or approval of, or exemption by, or filing with, any governmental, public or regulatory body is required in connection with the execution, delivery and performance by Buyer of this Agreement, the transactions contemplated hereby or the legality, validity, binding effect or enforceability hereof except as may be limited by bankruptcy or other laws and equitable principles affecting contracts generally.


           5.5 Broker. Except as set forth on Schedule 5.5, no broker, finder, agent or other intermediary has acted on behalf of Buyer or otherwise assisted in bringing about the transactions contemplated by this Agreement and no broker, finder, agent or other intermediary is entitled to any commission or finder's fee in respect thereof based in any way on agreements, understandings or arrangements with or the conduct of Buyer.


           5.6  No  Misrepresentation  by  Buyer  or  Parent;   Disclosure.   No
representation or warranty of Buyer or Parent made or contained in this Agreement or in any document filed by the Parent with the U.S. Securities and Exchange Commission, in each case as may have been corrected, restated or amended, since September 1, 1995 contains a misstatement of a material fact or omits to state a material fact required to be stated therein in order to make the statement contained therein, in light of the circumstances under which it is made, not misleading.


           5.7 Additional Representations. Buyer and Parent, jointly and severally, represent and warrant that the representations made on Schedule 5.7 hereof regarding the financial condition of the Buyer are true and complete in all respects, are not misleading and do not permit it to state any fact required to be stated in order to make any statement therein not misleading, in each case as of the Closing Date.


VI.        CERTAIN AGREEMENTS OF SELLER, STOCKHOLDER AND BUYER

           6.1  Expenses of Sale.  Except as  expressly  set forth below in this
Section 6.1, Seller and Buyer shall each bear their own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby and any income taxes of any kind. Any excise, sales, use, gross receipts or similar taxes, whether imposed on Buyer or Seller, arising solely out of the transfer of the Assets shall be shared equally between Buyer and Seller (and any refund of such taxes shall likewise be paid to, and shall be shared equally between Buyer and Seller). Buyer and Seller will cooperate with one another in filing any required tax returns and in seeking any applicable exemption from the payment of any excise, sales, use, gross receipts or similar tax with respect to the transfer of the Assets hereunder.

           6.2 Publicity. Seller, Stockholder, Buyer and Parent, and each of their Affiliates shall have the right to issue any publicity, releases or announcements that are required by law or that any such party, in its reasonable discretion, deems appropriate. Such party shall provide to each other party a copy of each such publicity, release and/or announcement promptly after its issuance.


           6.3 Post-Closing Access.


               (a) After the Closing, Seller shall give, or cause to be given, to the officers, employees, attorneys, accountants and other authorized representatives of Buyer (collectively, "Buyer's Representatives"), reasonable access during normal business hours to all of the tax and other records (including, without limitation, the right to make copies and take extracts therefrom), plants, properties and personnel of Seller as Buyer may from time to time reasonably request, in connection with Buyer's conduct of its business, including, without limitation, the preparation of financial statements and filing of required tax returns and reports by Buyer and filings by Parent, or any of their respective Affiliates, with the Securities and Exchange Commission or any securities exchange or in connection with any of the transactions contemplated by this Agreement. Seller and Seller's Representatives shall furnish or cause to be furnished, at Buyer's expense, such information and cooperation as may be reasonably requested by Buyer in connection with the foregoing.


               (b) After the Closing, Buyer shall give, or cause to be given, to Seller's Representatives, access comparable to that given by Seller pursuant to
Section 6.3(a), including, without limitation, access to Buyer's accounting system and records relating to pre-Closing Data accounting information, in connection with Seller's preparation of accounting and tax records. Buyer and Buyer's Representatives shall furnish, at Seller's expenses such information and cooperation as may be reasonably requested by Seller in connection with the foregoing.


           6.4 Financial Statements. Seller shall, at Buyer's expense, except as provided below assist the Buyer in preparation of the Seller's financial statements for the three year period ended December 31, 1995, including the notes thereto, accompanied by an audit report thereon by independent certified public accountants (the "Accountants") satisfactory to Buyer and certified by Seller's chief executive officer or chief financial officer (collectively, the "1995 Financial Statements"). In addition, Seller shall provide any other financial statements concerning Seller and the Business as Buyer, Parent or any of their respective Affiliates may from time to time request, provided such request does not require any expenditure by Seller. Notwithstanding the foregoing, Seller shall reimburse Buyer for 50% of the cost of producing the financial statement for the three year period ended December 31, 1995, provided, however, that such reimbursement shall in no event exceed $25,000.


           6.5 License. Seller hereby grants to Buyer a non-exclusive, world-wide license to use the name "ManTech Solutions (formerly a subsidiary of ManTech International Corporation)" in the same form and for the same purposes and to the same extent used in connection with the Business on or prior to the date hereof, which license shall terminate six months from the date hereof. During the term of such license, Buyer covenants to meet the standards of quality, efficacy, design, workmanship and service with respect to products and services of the Business bearing the ManTech name employed by Seller immediately prior to the Closing Date. If Seller determines, in Seller's reasonable judgment, that any products or services do not meet the quality standards in effect immediately prior to the Closing Date, Seller may terminate this license effective 10 days after giving written notice to Buyer of such termination.


           6.6 Delivery of Consents. Seller and Stockholder covenant to deliver consents to transfer of all Assumed Agreements and Intellectual Property no later than October 31, 1996. In the event of a failure to deliver any such consent, the parties hereto shall negotiate an acceptable adjustment of the Purchase Price as the remedy for such failure to obtain consent.


           6.7 Performance of Assumed Agreements. Buyer and Parent covenant to faithfully perform all obligations under all Assumed Agreements, so long as Seller or Stockholder shall have any obligation thereunder related thereto.


           6.8 Replacement of Letter of Credit and Performance Bond by Buyer. No later than October 31, 1996, Buyer agrees to replace the Letter of Credit and the Performance Bond and to terminate such instruments. Buyer agrees to reimburse Seller for all costs, fees and expenses incurred by Seller in connection with the Letter of Credit and the Performance Bond between the date hereof and the date of termination.


           6.9 Non-Competition, Non-Solicitation and Non-Disclosure.


               (a) Each of Seller and Stockholder covenants and agrees that, for a period of five (5) years following the Closing Date, they will not, and they will not permit their Affiliates, directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, lender, consultant, agent, independent contractor, stockholder or otherwise, to engage in the Business, as defined herein and as currently operated. The passive ownership by Seller or Stockholder of not more than five percent (5%) of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or in the over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this paragraph.


               (b) Each of Seller and Stockholder covenants and agrees that, for a period of five (5) years following the Closing Date, neither they nor their Affiliates, directly or indirectly, shall attempt to or employ, hire or engage any person who was employed by Seller during the six (6) months prior to the Closing Date or is employed by Buyer at any time after the Closing Date; provided, however, that the prohibitions of this Section 6.9 shall not apply to any such employee terminated by Buyer, and further provided that the prohibitions of this Section 6.9 shall not apply in the event that a former employee responds to a general solicitation for employment made by Seller, Stockholder or their Affiliates.


               (c) Each of Seller and Stockholder covenants and agrees that they will not, at any time following the Closing Date, disclose, directly or indirectly, or make available to any person, or in any manner use for their own benefit, any confidential information or trade secrets relating to the Business, or any information concerning the financial condition, prospects, customers, licensees, suppliers, sources of leads and methods of developing products, obtaining new business, manufacturing and distribution methods or any other methods of doing and operating the Business, except to the extent that such information is a matter of public knowledge, was acquired by Seller or Stockholder subsequent to the date hereof or is required to be disclosed by law (in which case prior to such disclosure the disclosing party shall promptly provide prior written notice of such required disclosure to Buyer in order to afford Buyer the opportunity to seek an appropriate protective order preventing such disclosure).


               (d) Each of Seller and Stockholder acknowledges and agrees that a breach by them of any of the provisions of this Section 6.9 will cause irreparable harm and damage to Buyer and that, in the event of such breach, Buyer shall have, in addition to any and all remedies at law, the right to an injunction, specific performance or other equitable relief to prevent the violation of the obligations of Seller and Stockholder hereunder.


               (e) Each of Seller and Stockholder acknowledges and agrees that each provision of this Section 6.9 shall be treated as a separate and independent clause, and the unenforceability by any one clause shall in no way impair the enforceability of any of the other clauses herein. Furthermore, if one or more of the provisions contained in this Section 6.9 shall for any reason be held to be excessively broad as to geographical scope, duration, activity or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, as the case may be, so as to be enforceable to the maximum extent compatible with the applicable Law as it shall then appear.


VII.       CERTAIN EMPLOYEE MATTERS

           7.1 Employment of Seller's Employees. Contemporaneous with the Closing, Buyer shall hire each employee listed on Schedule 4.17 on an "at will" basis and shall employ such employees following the Closing Date at the same salaries such employees received from Seller immediately prior to Closing. Buyer shall initially provide to all such employees substantially such benefits, other than salary, as set forth on Schedule 4.17. Any liability which Seller may have owed to any such employee prior to the Closing Date not otherwise set forth on Seller's balance sheet dated as of August 31, 1996 shall remain the liability of the Seller.

           7.2 Severance Obligations. Seller shall pay, within ten days of the date hereof, Robert Woodward fifteen thousand ($15,000) Dollars and Frank Hanou twenty-five thousand ($25,000) Dollars on the Closing Date.


VIII.      REIMBURSEMENT OF PAST DUE ACQUIRED RECEIVABLES

           8.1 Seller agrees to reimburse Buyer for all amounts on each Acquired Receivable designated by Buyer in accordance with Section 8.3 that shall be unpaid seventy-five (75) days after its Due Date (as defined below). The "Due Date" of each Acquired Receivable shall be a date that is thirty (30) days after the date such Acquired Receivable was recorded on Seller's books and records. An Acquired Receivable that shall become unpaid seventy-five (75) days after its Due Date is sometimes referred to in this Agreement as a "Past Due Receivable" and, collectively, as "Past Due Receivables."


           8.2 Post Closing Collection of Acquired Receivables.

               (a) For a period of 135 days from and after the Closing Date, Buyer shall use its best efforts to collect the Acquired Receivables. For purposes of this Section 8.2, the term "best efforts" means the use of those procedures generally followed by Buyer in the collection of its accounts receivable other than Acquired Receivables.


               (b) Solely for purposes of this Article 8, amounts collected by Buyer after the Closing Date from any obligor of an Acquired Receivable who is also an obligor of a receivable owned by Buyer and arising after the Closing Date shall, unless otherwise designated by such obligor, be applied first against the outstanding balance of the Acquired Receivable before application against the outstanding balance of other receivables of Buyer arising after the Closing Date; provided, that where any such obligor of an Acquired Receivable shall have a bona fide dispute regarding all or a portion of such Acquired Receivable, the disputed portion of such Acquired Receivable shall not be applied as provided above and shall be deemed unpaid.


           8.3 Procedure for Reimbursement. No earlier than the 135th day nor later than the 155th day after the Closing Date, Buyer shall notify Seller by providing a schedule setting forth a list and the amount, net of the bad debt reserve on the August 31, 1996 Balance Sheet (the "Reimbursement Amount"), of those Past Due Receivables (whether or not such Acquired Receivables were Past Due Receivables on the Closing Date or became Past Due Receivables thereafter) that remain outstanding. Seller shall have thirty (30) days after receipt of such notice to take such action as it shall deem appropriate to cause repayment of any Past Due Receivables. Within forty (40) days after such notice of the Reimbursement Amount is given to Seller (the "Reimbursement Date"), Seller shall pay the Reimbursement Amount, less any repayments, to Buyer by reducing the principal amount of the Promissory Note. Upon payment of the Reimbursement Amount related to any Acquired Receivable, all right, title and interest to such Acquired Receivable shall be transferred to the Seller and amounts paid in respect of such Acquired Receivables shall be paid to Seller.


IX.        CLOSING DELIVERIES

           9.1 Deliveries of Seller. Contemporaneously herewith or prior hereto, Seller is delivering or has previously delivered to Buyer each of the following documents:


               (a) Certificate of Secretary. A certificate of the Secretary of Seller setting forth (i) a copy of the resolutions adopted by its Board of Directors and shareholders approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (ii) Seller's certificate of incorporation, as amended to date, (iii) Seller's Bylaws, as amended to date, and (iv) the incumbency of Seller's officers and including such officers' signatures.


               (b) Corporate Records and Financial Statements. The financial statements described in Section 4.8(a).


               (c) Instruments of Transfer. General assignments, bills of sale, consents and other instruments of transfer, in form and substance satisfactory to Buyer, to vest in Buyer good and marketable right, title and interest in the Assets.

           9.2 Deliveries of Buyer. Contemporaneously herewith or prior hereto, Buyer is delivering or has previously delivered to Seller each of the following documents:


               (a) Promissory Notes. The Promissory Notes, duly executed by Buyer, together with a guaranty of payments thereon by Parent.


               (b) Preferred Shares. A certificate or certificates representing the Preferred Shares.


               (c) Common Shares. A certificate or certificates representing the Common Shares.


               (d)  Registration   Rights  Agreement.   A  Registration   Rights
Agreement in the form attached hereto as Exhibit D, duly executed by Parent.


               (e) Certificate of Secretary. A Certificate of the Secretary of Buyer setting forth (i) a copy of the resolutions adopted by its Board of Directors and shareholders approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby, (ii) Buyer's certificate of incorporation, as amended to date, (iii) Buyer's Bylaws, as amended to date, and (iv) the incumbency of Buyer's officers and including such officers' signatures.


               (f) Instruments of Assumption. Assumptions and other similar instruments of assignment, in form and substance satisfactory to Seller, to evidence Buyer's assumption of the Assumed Liabilities.


X.         SURVIVAL AND INDEMNIFICATION


           10.1 Survival of Representations and Warranties. All such representations, warranties, covenants and agreements of Seller, Stockholder, Buyer and Parent made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery hereof.


           10.2 Indemnification by Seller and Stockholder. Seller and Stockholder, jointly and severally, agree to indemnify, defend and hold Buyer and its Affiliates harmless from and against any and all losses, diminution of value, claims, demands, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) of every kind, nature and description (collectively, "Claims") based upon, arising out of or otherwise in respect of (a) any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Seller or Stockholder contained in this Agreement, and (b) the Excluded Liabilities (including, without limitation, Claims based upon, arising out of or otherwise relating to (i) workmen's compensation, disability, discrimination, wage and hour and other matters in respect of past or present employees of Seller and (ii) the operation of the Business in respect of all periods on or prior to the Closing Date).


           10.3  Indemnification  by  Buyer.  Buyer  and  Parent,   jointly  and
severally, agree to indemnify, defend and hold Seller and its Affiliates harmless from and against any and all Claims based upon, arising out of or otherwise in respect of any material inaccuracy in or any breach of any representation, warranty, covenant or agreement of Buyer or Parent contained in this Agreement. Buyer agrees to indemnify, defend and hold Seller and its Affiliates harmless from and against any and all claims based upon, arising out of or otherwise in respect of (a) any failure to pay or fulfill any and all Assumed Liabilities or the terms of any Assumed Agreement in accordance with its terms or (b) the operation of the Business in respect of all periods after the Closing Date.


           10.4 Notice and Defense of Third Party Claims. If any claim, action, suit, investigation or proceeding shall be brought or asserted under Section
10.2 or 10.3 against Buyer or any of its Affiliates or Seller or any of its Affiliates, respectively (each an "Indemnified Person"), in respect of which indemnity may be sought under either such Section from the relevant indemnifying person (the "Indemnifying Person"), the Indemnified Person shall give prompt written notice of such action, suit, investigation or proceeding to the Indemnifying Person, who shall assume the defense thereof (including the employment of counsel reasonably satisfactory to the Indemnified Person) and the payment of all expenses related thereto; provided, however that any delay or failure to so notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that the Indemnifying Person is materially prejudiced by reason of such delay or failure. The Indemnified Person shall have the right to employ separate counsel in any such action, suit, investigation or proceeding and to participate in the defense thereof, but the fees and disbursements of such separate counsel shall be borne by the Indemnified Person unless both the Indemnified Person and the
Indemnifying Person are named as parties and the Indemnified Person shall in good faith determine that representation by the same counsel is inappropriate (in which later case the fees and disbursements of such separate counsel shall be at the expense of the Indemnifying Person). In the event that the Indemnifying Person, within ten (10) days after notice of any such action, suit, investigation or proceeding, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such action, suit, investigation or proceeding for the account of the Indemnifying Person, and all costs, fees and expenses thereof shall be deemed Claims for which the Indemnifying Person shall be responsible. Anything in this Section to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior written consent, settle or compromise any action, suit, investigation or proceeding or consent to the entry of any judgment or order thereunder. Notwithstanding any other provision herein to the contrary, no Indemnifying Person shall be required to Indemnify an Indemnified Person for any judgment issued by any judicial, administrative, arbitral or other body until such judgment represents a final, unappealable judgment of such body of competent jurisdiction over the Indemnified Party.


           10.5 Limitation of Indemnification; Right of Offset; Claims.


               (a) Buyer shall have the right to give notice of any and all Claims under this Agreement and to be reimbursed for the amount of any and all such Claims by offsetting such amounts as expended against any amounts payable by Buyer to Seller or Stockholder pursuant to this Agreement, including, without limitation, any payments due Seller under the Promissory Notes delivered pursuant to Section 2.2(b) and (c) hereof. In the event that Claims received by Buyer exceed the value of the Preferred Shares and the principal amount of the Promissory Note, Stockholder shall provide Buyer with reasonable assurance of, and security for, payment of expenditures related to any such Claims. Neither the giving of nor failure to give any such notice of a Claim under this Agreement nor the offsetting of any amounts nor failure to offset any amounts in respect of any Claim by Buyer, shall constitute an election of remedies nor limit Buyer in any manner in the enforcement of any other remedies that may be available to it.


               (b) Seller and Stockholder shall have the right at Seller's or Stockholder's option, to offset the amount of any Claim payable to Buyer or Parent under this Agreement against any amounts payable by Buyer to Seller or Stockholder pursuant to this Agreement, including, without limitation, any payments due under the Promissory Notes or Preferred Shares, or by delivering to Buyer the Promissory Notes or certificate or certificates representing the Preferred Shares or the Common Shares or any common stock issued in conversion of the Preferred Shares, in payment thereof. Buyer and Parent agree to accept the Promissory Notes, Preferred Shares or Common Shares in satisfaction of any Claim, and promptly to issue a replacement note or certificate to Seller for the balance.


               (c) Seller's and Stockholder's indemnification obligation to Buyer hereunder shall be limited, in the aggregate, to the Purchase Price received and realized, provided, however, that the foregoing limitation shall not apply to obligations resulting from misstatements or omissions of Seller's actual knowledge and Claims resulting therefrom.


XI.        MISCELLANEOUS

           11.1 Certain Definitions. As used in this Agreement, the following terms have the following meanings:


               (a) "Affiliate" with respect to any person or entity, means and includes any person or entity directly, or through one or more intermediaries, controlling, controlled by or under common control with such person or entity.


               (b) "Control" means the possession, directly or indirectly, of the power, by share ownership, contract or otherwise, to direct the management and policies of a person or entity.


               (c) "Environmental Claim" means any claim alleging (i) any responsibility, liability or unlawful act or omission under any Environmental Law (ii) any tortious act or omission or breach of contract pertaining to any Environmental Substance, or (iii) any other violation or claim under any Environmental Law or in respect of any Environmental Substance.


               (d)  "Environmental  Law" means any  applicable Law pertaining to
(i) any emission, discharge, release, runoff; disposal or presence in the environment of any Environmental Substance, (ii) any cleanup, containment, manufacturing, treatment, handling, transportation, storage or sale of or other activity pertaining to any Environmental Substance, or (iii) any other peril to public or occupational health or safety or to the Environment that may be posed by an Environmental Substance.


               (e) "Environmental Substance" means any toxic substance, hazardous material, contaminant, waste, pollutant or other similar product or substance that may be, or pose, a threat to public or occupational health or safety or to the environment.

               (f) "Lien" means and includes any lien, pledge, negative pledge, mortgage, security interest, claim, lease, charge, option, restriction on use, right of first refusal, or other encumbrance of any kind or nature whatsoever, and shall include, without limitation, with respect to real property, any easement, restrictive covenant, encroachment or other defect, other than a Permitted Lien.


               (g) "Permitted Lien" means (i) carriers', warehousemen's, mechanics', or other like Liens arising in the ordinary course of business for sums not due and payable, (ii) with respect to real property, easements, rights-of-way, restrictive covenants, encroachments, zoning and other governmental ordinances and other like encumbrances incurred in the ordinary course of business, none of which are substantial in amount or materially detract from the value of such property or impair the present or anticipated future use of such property, and (iii) Liens on real property for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings.


               (h) "Tax" shall mean any federal state, county, local or foreign income tax, including any intent, penalty, or additional thereto, whether disputed or not.


               (i) "Tax Returns" shall mean all returns, amended returns, declarations, reports, estimates, information returns and statements regarding Taxes which are or were filed or required to be filed under applicable law, whether on a consolidated, combined, unitary or separate basis or otherwise.


           11.2 Notices. Any notice, request, demand or other communication permitted or required to be given hereunder shall be in writing, shall be sent by one of the following means to the addressee and shall be deemed conclusively to have been given: (a) on the first business day following the day timely deposited with Federal Express (or other equivalent national overnight carrier) or United States Express Mail, with the cost of delivery prepaid; (b) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (c) when otherwise actually delivered to the addressee, at the following addresses:


               (i) if to Seller or Stockholder:


                   c/o Mantech International Corporation

                   12015 Lee Jackson Highway
                   Fairfax, Virginia  22033
                   Attention:  John A. Moore, Jr.

                   with a copy to:

                   Gibson, Dunn & Crutcher LLP

                   1050 Connecticut Ave., N.W.
                   Washington, D.C.  20636
                   Attention:  John F. Olson, Esq.

              (ii) if to Buyer: Global-InSync, Inc.



                   c/o Global Intellicom, Inc.
                   747 Third Avenue
                   New York, New York  10017
                   Attention:      Johan de Muinck Keizer, Esq.,
                        General Counsel

                   with a copy to:

                   Parker Chapin Flattau & Klimpl, LLP

                   1211 Avenue of the Americas
                   New York, New York  10036
                   Attention:  Charles P. Greenman, Esq.

           Any party may, by notice given in accordance with this Section 11.2 to the other party, designate another address or person for receipt of notices hereunder. Copies may be sent by regular first-class mail, postage prepaid, to such person(s) as a party may direct from time to time by notice to the others, but failure or delay in sending copies shall not affect the validity of any such notice, request, demand or other communication so given to a party.


           11.3 Brokers. Seller and Stockholder, jointly and severally, agree that they shall (a) solely be responsible for and shall pay the fees, commissions and expenses of each broker, finder, investment banker and other intermediary hired by Seller or Stockholder in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the fees, commissions and expenses of Ramko Capital and their respective Affiliates, and (b) indemnify Buyer and its Affiliates in accordance with Article IX hereof with respect to all such fees, commissions and expenses.


           11.4 Entire Agreement. This Agreement (including the Schedules and Exhibits annexed hereto or referred to herein) hereby contains the entire agreement between the parties with respect to the transfer of the Assets to Buyer and the assumption by Buyer of the Assumed Liabilities and supersedes all prior agreements, written or oral, with respect thereto.


           11.5 Waivers and Amendments Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by all parties to this Agreement or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and shall not preclude any party from seeking any other remedy available, whether pursuant to applicable law or otherwise.

           11.6 No Third-Party Beneficiaries. Except as expressly contemplated hereby, this Agreement is intended for the exclusive benefit of the parties hereto and shall not be enforceable by any other person or entity.


           11.7 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance, with the laws of the State of New York, without regard to principles of conflicts or choice of law (or any other law that would make the laws of any state other than the State of New York applicable hereto).


           11.8 Bulk Transfer Laws. Buyer and Seller hereby waive compliance with all applicable bulk sales and similar laws. Buyer and Parent, jointly and severally, agree to bear all costs and expenses associated with any and all claims, losses, liabilities, costs and expenses relating to the Assets or Assumed Liabilities that Seller or Buyer may incur as a consequence of any bulk transfer laws, including the waiver of compliance therewith. Seller and Stockholder, jointly and severally, agree to bear all costs and expenses associated with any claims, losses, liabilities, costs and expenses relating to the Excluded Assets or the Excluded Liabilities that Buyer or Parent may incur as a consequence of any bulk transfer laws, including the waiver of compliance therewith.


           11.9 Binding Effect; Assignment; Parties in Interest.


           Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by any of the parties hereto without the prior written consent of the other party, except that the rights of Buyer hereunder may be assigned, without the consent of the other parties hereto, to any corporation all of the outstanding capital stock of which is owned or controlled, directly or indirectly, by Parent; provided that (i) the assignee shall assume in writing all of Buyer's obligations hereunder, and (ii) Buyer shall not be released from any of its obligations hereunder by reason of such assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.


           11.10 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.


           11.11 Further Assurances. Seller and Stockholder shall use their best efforts to promptly obtain any and all consents, approvals and waivers necessary to permit the assignment to, and assumption by, Buyer of all of the Assumed Contracts with respect to which a third-party consent, approval or waiver is required and has not been obtained prior to the Closing.


           11.12  Schedules.   All  Schedules  referred  to  herein  are  hereby
incorporated in and made a part of this Agreement as if set forth in full herein.


           11.13 Captions. All section titles or captions contained in this Agreement or in any Schedule annexed hereto or referred to herein, and the table of contents to this Agreement, are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

           IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be executed by their respective duly authorized officers on the date first written above.


                                     MANTECH SOLUTIONS CORPORATION
                                     By: /s/ John A. Moore
                                        -----------------------------------
                                          Name: John A. Moore
                                          Title: Treasurer


                                     MANTECH INTERNATIONAL CORPORATION
                                     By: /s/ George J. Pedersen
                                        -----------------------------------
                                          Name: George J. Pedersen
                                          Title: Chairman of the Board


                                     GLOBAL-INSYNC, INC.
                                     By: /s/ David A. Mortman
                                        -----------------------------------
                                          Name: David A. Mortman
                                          Title: President


                                     GLOBAL INTELLICOM, INC.
                                     By: /s/ N. Norman Muller
                                        -----------------------------------
                                          Name: N. Norman Muller
                                          Title:Chairman of the Board and
                                                Chief Executive Officer

                                                                       Exhibit A


                           CERTIFICATE OF DESIGNATION

           Anthony R. Cucchi and Johan de Muinck Keizer, certify that they are the President, and Secretary, respectfully, of Global Intellicom, Inc., a Nevada corporation (hereinafter referred to as the "Corporation"); that, pursuant to the Corporation's Restated Articles of Incorporation and Section 78.1955 of the Nevada General Corporation Law, the Board of Directors of the Corporation adopted the following resolutions on September 16, 1996; and that none of the Series 3 Convertible Preferred Stock has been issued.

           1. Creation of Series 3 Convertible Preferred Stock. There is hereby created a series of preferred stock consisting of 350,000 shares and designated as the Series 3 Cumulative Preferred Stock, par value $.01 ("Series 3 Preferred Stock"), having the voting powers, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof as are set forth below.

           2.        Dividends.

                  (a) The holders of the shares of Series 3 Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends in cash at the annual rate of 6% of the Liquidation Preference (as hereinafter defined). Such dividends shall be payable commencing on June 30, 1997 and, thereafter, in equal semi-annual payments on each December 31 and June 30 (each of such dates being a "Dividend Payment Date"), in preference to dividends on any Common Stock or stock of any other class, ranking, as to dividend rights, junior to the Series 3 Preferred Stock. Such dividends shall be paid to the holders of record at the close of business on the date specified by the Board of Directors of the Corporation at the time such dividend is declared; provided, however, that such date shall not be more than 60 days nor less than 10 days prior to the respective Dividend Payment Date. Each of such semi-annual dividends shall be fully cumulative and shall accrue (whether or not declared and whether or not there shall be funds legally available for the payment of dividends) from the first day of the semi-annual period in which such dividend may be payable as herein provided to the last day of such semi-annual period, except that the dividend for the period ending June 30, 1997 shall accrue from the date of the issuance of the Series 3 Preferred Stock..

                  (b) For any semi-annual dividend period in which dividends are not paid at the rate stated above, on the Dividend Payment Date first succeeding the end of such semi-annual dividend period, such accrued dividends shall be added to the Liquidation Preference of the Series 3 Preferred Stock (solely for the purposes of calculating dividends payable on the Series 3 Preferred Stock pursuant to the first sentence of paragraph 2(a)) effective at the beginning of the semi-annual dividend period succeeding the semi-annual dividend period as to which such dividends were not paid and shall thereafter accrue additional dividends in respect thereof at the rate stated above, until such unpaid dividends have been paid in full, at which time such dividend shall be subtracted (solely for the purpose of calculating dividends payable on the Series 3 Preferred Stock) from the Liquidation Preference.

                  3. Voting. (a) Except as otherwise expressly provided herein or provided or required by law, the Series 3 Preferred Stock shall have no voting rights.

                  (b) The holders of Series 3 Preferred Stock shall have the following special voting rights:

                                    (i) On each  second  Dividend  Payment  Date
that quarterly dividends on Series 3 Preferred Stock shall not have been paid in full as required herein (a "Dividend Default"), then and in each such event, the holders of shares of Series 3 Preferred Stock shall be entitled to elect such number of directors ("Special Directors") as set forth in Section 3(b)(v), hereof, at the next annual meeting of stockholders of the Corporation. The holders of all shares otherwise entitled to vote for directors, voting separately as a class, shall be entitled to elect the remaining members of the Board of Directors. Such special voting right of the holders of shares of Series 3 Preferred Stock may be exercised until all dividends in default on the Series 3 Preferred Stock shall have been paid in full or declared and funds sufficient therefor set aside, and when so paid or provided for together with one additional Dividend Payment Date shall have passed without a Dividend Default, such special voting right of the holders of shares of Series 3 Preferred Stock shall cease and any directors appointed or elected under this Section 3(b) shall resign, but subject always to the same provisions for the vesting of such special voting rights in the event of any such future Dividend Default.

                                    (ii) At any time after such  special  voting
rights shall have so vested in the holders of shares of Series 3 Preferred Stock, the Secretary of the Corporation may, and upon the written request of the holders of record of 10% or more in number of the shares of Series 3 Preferred Stock then outstanding addressed to the Secretary at the principal executive office of the Corporation shall, call a special meeting of the holders of shares of Series 3 Preferred Stock, for the election of the Special Directors to be elected by them as herein provided, to be held within 60 days after such call and at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of stockholders, and if in such case such special meeting is not called or held, the holders of shares of Series 3 Preferred Stock shall be entitled to exercise the special voting rights provided in this paragraph at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the Secretary within 30 days after receipt of any such request, then the holders of record of 10% or more in number of the shares of Series 3 Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the expense of the Corporation, call such meeting to be held at the place and upon the notice given by such person, and for that sole purpose shall have access to the stock books of the Corporation. No such special meeting and no adjournment thereof shall be held on a date later than 60 days before the annual meeting of stockholders. If, at any meeting so called or at any annual meeting held while the holders of shares of Series 3 Preferred Stock have the special voting rights provided for in this paragraph, the holders of not less than 40% of the aggregate voting power of Series 3 Preferred Stock then outstanding are present in person or by proxy, which percentage shall be sufficient to constitute a quorum for the election of additional directors as herein provided, the then authorized number of directors of the Corporation shall be increased by the number of Special Directors to be elected, as of the time of such special meeting or the time of the first such annual meeting held while such holders have special voting rights and such quorum is present, and the holders of shares of Series 3 Preferred Stock, voting as a class, shall be entitled to elect the Special Director or Directors so provided for. If the directors of the Corporation are then divided into classes under provisions of the Certificate of Incorporation of the Corporation or the Bylaws, the Special Director or Directors shall belong to each class of directors in which a vacancy is created as a result of such increase in the authorized number of directors. If the foregoing expansion of the size of the Board of Directors shall not be valid under applicable law, then the holders of shares of Series 3 Preferred Stock, voting as a class, shall be entitled, at the meeting of stockholders at which they would otherwise have voted, to elect a Special Director or Directors to fill any then existing vacancies on the Board of Directors, and shall additionally be entitled, at such meeting and each subsequent meeting of stockholders at which directors are elected, to elect all of the directors then being elected until by such class vote the appropriate number of Special Directors has been so elected.

                                    (iii) Upon the  election at such  meeting by
the holders of shares of Series 3 Preferred Stock, voting as a class, of the Special Director or Directors they are entitled so to elect, the persons so elected, together with such persons as may be directors or as may have been elected as directors by the holders of all shares otherwise entitled to vote for directors, shall constitute the duly elected directors of the Corporation. Each Special Director so elected by holders of shares of Series 3 Preferred Stock, voting as a class, shall serve until the next annual meeting or until their respective successors shall be elected and qualified, or if any such Special Director is a member of a class of directors under provisions dividing the directors into classes, each such Special Director shall serve until the annual meeting at which the term of office of such Special Director's class shall expire or until such Special Director's successor shall be elected and shall qualify, and at each subsequent meeting of stockholders at which the directorship of any Special Director is up for election, said special class voting rights shall apply in the reelection of such Special Director or in the election of such Special Director's successor; provided, however, that whenever the holders of shares of Series 3 Preferred Stock shall be divested of the special rights to elect one or more Special Directors as above provided, the terms of office of all persons elected as Special Directors, or elected to fill any vacancies resulting from the death, resignation, or removal of Special Directors shall forthwith terminate (and the number of directors shall be reduced accordingly).

                                    (iv) If, at any time after a special meeting
of stockholders or an annual meeting of stockholders at which the holders of shares of Series 3 Preferred Stock, voting as a class, have elected one or more Special Directors as provided above, and while the holders of shares of Series 3 Preferred Stock shall be entitled so to elect one or more Special Directors, the number of Special Directors who have been so elected (or who by reason of one or more resignations, deaths or removals have succeeded any Special Directors so elected) shall by reason of resignation, death or removal be reduced, the vacancy in the Special Directors may be filled by any one or more remaining Special Director or Special Directors. In the event that such election shall not occur within 30 days after such vacancy arises, or in the event that there shall not be incumbent at least one Special Director, the Secretary of the Corporation may, and upon the written request of the holders of record of 10% or more in number of the shares of Series 3 Preferred Stock and each Other Series of Preferred Stock then outstanding addressed to the Secretary at the principal office of the Corporation shall, call a special meeting of the holders of shares of Series 3 Preferred Stock, for an election to fill such vacancy or vacancies, to be held within 60 days after such call and at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of stockholders, and if in such case such special meeting is not called, the holders of shares of Series 3 Preferred Stock so entitled to vote shall be entitled to fill such vacancy or vacancies at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the Secretary within 30 days after receipt of any such request, then the holders of record of 10% or more in number of the shares of Series 3 Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the expense of the Corporation, call such meeting to be held at the place and upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation; no such special meeting and no adjournment thereof shall be held on a date later than 60 days before the annual meeting of stockholders.

                                    (v) On September 30, 1997, in the event that
by such date there has been a Dividend Default relating to the dividend due on June 30, 1997, the holders of Series 3 Preferred Stock shall be entitled to elect a number of directors sufficient to constitute 15% of the total number of directors of the Company. On the second subsequent Dividend Payment Date on which there has been a Dividend Default, the holders of the Series 3 Preferred Stock shall be entitled to elect a number of directors sufficient to constitute an additional 15% of the total number of directors of the Company, and, thereafter, after each second subsequent Dividend Payment Date on which there has been a Dividend Default, the holders of the Series 3 Preferred Stock shall be entitled to elect a number of directors constituting an additional 15% of the Board of Directors.

                 In the event that the size of the Board of Directors is increased at any time during which any Special Director is serving thereon, such vacancies shall be filled first by Special Directors elected by the holders of the Series 3 Preferred Stock until the appropriate number of Special Directors shall have been so elected.

                  4. Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of shares of Series 3 Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of any stock ranking on liquidation, dissolution or winding up junior to the Series 3 Preferred Stock (with respect to rights on liquidation, dissolution or winding up, the Series 3 Preferred Stock shall rank prior to the Common Stock), an amount equal to $10.00 per share of Series 3 Preferred Stock plus an amount equal to all accumulated and unpaid dividends thereon, whether or not declared, to the date of such distribution (the "Liquidation Preference"). If upon any liquidation, dissolution or winding up the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders or shares of Series 3 Preferred Stock the full amounts to which they respectively shall be entitled, the holders of shares of Series 3 Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. In the event of any liquidation, dissolution or winding up of the Corporation, after payment shall have been made to the holders of shares of Series 3 Preferred Stock of the full amounts to which they respectively shall be entitled as aforesaid, holders of any class or classes of stock ranking on liquidation, dissolution or winding up junior to the Series 3 Preferred Stock shall be entitled, to the exclusion of the holders of shares of Series 3 Preferred Stock, to share, according to their respective rights and preferences, in all remaining assets of the Corporation available for distribution to its stockholders. Neither the merger or consolidation of the Corporation into or with another corporation or the merger or consolidation of any other corporation into or with the Corporation, or the sale, transfer or other disposition of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

                  5. Conversion. The holders of Series 3 Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                                    (a) Each share of Series 3  Preferred  Stock
shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into Common Stock as more fully described below. The number of shares of fully paid and nonassessable Common Stock into which each share of Series 3 Preferred Stock may be converted shall be determined by dividing $10.00 plus all accrued but unpaid dividends on the Series 3 Preferred Stock by the Conversion Price (as hereinafter defined) in effect at the time of conversion. The Conversion Price shall initially be $10.00 subject to adjustment as provided in Section 6 below.

                                    (b) No  fractional  shares of  Common  Stock
shall be issued upon conversion of the Series 3 Preferred Stock and in lieu of any fractional shares to which the holder would otherwise be entitled, the number of shares of Common Stock issuable upon conversion shall be rounded to the nearest whole number.

                                    (c) The  holder  of any  shares  of Series 3
Preferred Stock may exercise the conversion right pursuant to Section 4(a) as to any part thereof by delivering to the Corporation during regular business hours, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when the aforesaid delivery is made and such date is referred to herein as the "Conversion Date". As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such person shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series 3 Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series 3 Preferred Stock representing the unconverted portion of the certificate so surrendered.

                                    (d) The Corporation shall, at all times when
Series 3 Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of Series 3 Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series 3 Preferred Stock.

                                    (e) All shares of Common  Stock which may be
issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and non-assessable.

                  6. Call Option. The Corporation shall have the option to call all or part of the shares of Series 3 Preferred Stock by providing the holder thereof a notice of not less than five (5) "trading days." A trading day shall mean a day during which the exchange or organization where the Common Stock of the Corporation is traded is open for business. Receipt of a notice exercising this call option by the holders of the Series 3 Preferred Stock shall not prejudice the rights of the holder thereof under Section 5 hereof. The exercise price of the call option shall be equal to the Liquidation Preference and shall be payable within three (3) business days after the expiration of the five trading day call period.

                  7. Adjustments. The Conversion Price initially shall be $10.00. The Conversion Price from time to time in effect shall be subject to adjustment (to the nearest tenth of a cent) from time to time as follows:

                                    (a) In the event the Corporation at any time
or from time to time effects a subdivision or combination of its outstanding Common into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of its outstanding Series 3 Preferred Stock, then and in each such event the Conversion Price shall be decreased or increased proportionately.

                                    (b) In  case  of any  merger  (other  than a
merger in which the Corporation is not the continuing or surviving entity) or any reclassification of the Common Stock of the Corporation, each share of the Series 3 Preferred Stock shall thereafter be convertible into that number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock issuable upon conversion of a share of Series 3 Preferred Stock immediately prior to such merger or reclassification would have been entitled upon such merger or reclassification. In any such case, appropriate adjustment (as determined by the Board of Directors in good faith) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series 3 Preferred Stock, such that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any share of stock or other property thereafter issuable upon conversion.

                                    (c) Whenever the  Conversion  Price shall be
adjusted as provided in this Paragraph 6, the Corporation shall forthwith file, at the office of the Corporation or of any transfer agent designated as transfer agent for the Series 3 Preferred Stock, a statement, certified by the President of the Corporation, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class mail, postage prepaid, to each holder of record of Series 3 Preferred Stock at such holder's address as shown in the records of the Corporation.

                                    (d)  In  the  event  the  Corporation  shall
propose to take any action of the types described in this Paragraph 6, the Corporation shall give notice to each holder of Series 3 Preferred Stock, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of the shares of Series 3 Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to that date so fixed, and in case of all other action, such notice shall be given at least 30 days prior to the taking of such proposed action.

                  8. Ranking. Notwithstanding any other provisions hereof, the Series 3 Preferred Stock shall be of equivalent preference to all other existing series of Preferred Stock of the Corporation, in all respects, including without, limitation, payment of dividends. The Corporation shall issues no securities senior in preference to the Series 3 Preferred Stock so long as any shares of Series 3 Preferred Stock are outstanding, in any respect, including without limitation, liquidation preferences or payment of dividends, but may issue securities of equivalent preference thereto.

                  9. Transferability. The shares of Series 3 Preferred Stock may not be sold, transferred, assigned, pledged or otherwise encumbered by the holder thereof unless all outstanding shares of Series 3 Preferred Stock are transferred, assigned, pledged or otherwise encumbered to one person or entity.

                  10. Notices. Any notices required to be given to the holder of the Series 3 Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to the holder of record at its address appearing on the books of the Corporation.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Series 3 Convertible Preferred Stock to be duly executed by its Chairman of the Board of Directors and Chief Executive Officer, and Secretary, this 16th day September, 1996.




                                                    /s/ Anthony R. Cucchi
                                                   --------------------------
                                                   Anthony R. Cucchi

                                                    /s/ Johan de Muinck Keizer
                                                   --------------------------
                                                   Johan de Muinck Keizer

STATE OF NEW YORK              }
                                          }
COUNTY OF NEW YORK                        }


           On September 16, 1996, before me, _________________, a notary public in and for the County of New York, the State of New York, personally appeared Anthony R. Cucchi and Johan de Muinck Keizer, personally known to me to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the entity upon behalf of which the persons acted, executed the instrument.

WITNESS my hand and official seal.



Signature_________________________


(Seal)

                                                                       Exhibit B


                                 PROMISSORY NOTE

$1,486,084                                                  New York, New York
                                                            September 16, 1996


                  FOR VALUE RECEIVED, the undersigned, GLOBAL-INSYNC, INC., a Virginia corporation having an office at 747 Third Avenue, New York, New York 10017 (the "Payor"), hereby promises to pay to MANTECH SOLUTIONS CORPORATION, a Virginia corporation (the "Payee"), at 12015 Lee Jackson Highway, Fairfax, Virginia 22033, or at such other place as may be designated from time to time in writing by the Payee, the sum of One Million Four Hundred Eighty Six Thousand Eighty-Four ($1,486,084) Dollars, plus interest, all as provided in this promissory note (as the same may be supplemented, modified, amended or restated from time to time in the manner provided herein, the "Note").

                  1. Interest hereunder shall accrue on the unpaid balance hereof commencing on March 16, 1997 at the rate of nine (9%) percent per annum. Interest shall be computed based upon a 360-day year of twelve 30-day months. If payment is due and payable on a Saturday, Sunday or legal holiday, the due date shall be extended to the next business day.

                  2. Payor shall pay to Payee on the 45th day following the last day of each calendar quarter (each, an "Installment Date") commencing the quarter ending June 30, 1997, and continuing through the quarter ending September 30, 2001 (November 14, 2001 being referred to herein as the "Maturity Date"), an amount equal to two (2%) percent of Payor's "net sales" (as hereinafter defined) during the most recently ended calendar quarter (the "Installment Payment")(2% of net sales from March 16, 1997 through June 30, 1997 for the quarter ended June 30, 1997), provided, however, that the Installment Payment for each quarter ended June 30 shall be adjusted so that the aggregate amount paid hereunder during the prior three calendar quarters and such quarter ended June 30 commencing in 1998 shall be not less than the sum of (a) the amount of all interest accrued on this Note during the four calendar quarters ended that June 30 plus (b) 10% of the original principal amount of the Note. Any unpaid principal outstanding on the Maturity Date shall be payable in full, together with accrued interest thereon to the date of payment. "Net sales" shall mean the gross sales of Payor without deduction for any taxes payable with respect to such sales but with deduction for discounts, returns and allowances.

                  3. Each Installment Payment hereunder shall be applied first to the payment of interest accrued on the then outstanding unpaid principal amount hereunder and then to the reduction of any portion of the principal amount then outstanding.

                  4. All payments under or pursuant to this Note shall be made in United States Dollars, by check or wire transfer of immediate available funds, to the Payee at its office set forth in the first paragraph of this Note or to such other person and/or address as Payee shall designate in writing.

                  5. The Maker shall have the right to prepay this Note in whole at any time or in part from time to time without penalty or premium, provided that on each prepayment the Maker shall pay accrued interest on the principal amount so prepaid to the date of such prepayment, and each partial prepayment shall be applied to the next succeeding installment or installments of this Note.

                  6. Each of the following events shall constitute a default under this Note (each an "Event of Default"): (i) Payor fails for a period of thirty (30) days following written notice thereof to Payor to make payment of any amount due hereunder; (ii) Payor fails or neglects for a period of thirty
(30) days following written notice thereof to Payor to perform or observe any material covenant or condition contained hereunder; (iii) the insolvency or inability of the Payor to pay its debts as they mature; (iv) the execution by Payor of any assignment for the benefit of Payor's creditors or the filing by Payor of any proceedings for relief under the Bankruptcy Code, as amended, or insolvency laws or any laws relating to the relief of debtors, readjustment of any indebtedness, reorganization, composition, extension of debt, or if any application is made by Payor for the appointment of a receiver or a trustee for any of Payor's assets; or (v) the filing or commencement of any proceedings against Payor for relief under the U.S. Bankruptcy Code, as amended, or insolvency laws or any laws relating to the relief of debtors, readjustment or any indebtedness, reorganization, composition, extension of debt which proceedings are not dismissed within sixty (60) days.

                  7. (a) Upon the occurrence and at any time during the continuance of any Event of Default, the Payee shall be entitled to (i) declare this Note, and any and all principal, interest and other amounts due under this Note, to be immediately due and payable, and (ii) exercise or otherwise enforce any one or more of the Payee's rights, powers, privileges, remedies and interests under this Note or applicable law.

                  (b) Without limiting the foregoing, upon the occurrence and at any time during the continuance of an Event of Default, Payor shall take all actions necessary to grant Payee a security interest in all of the assets of Payor and all proceeds therefrom, including without limitation, filing financing statements on Form UCC-1 in all appropriate jurisdictions.

                  8. This Note has been delivered pursuant to that certain Asset Purchase Agreement (the "Purchase Agreement") dated of even date herewith, among Payee, Payor, Global Intellicom, Inc. and Mantech International Corporation and is subject to all of the terms and conditions thereof including, without limitation, Payor's right of offset as provided in Section 10.5 of the Purchase Agreement. Upon any such offset, Payee shall deliver this Note to Payor in exchange for a new Note which sets forth the adjusted principal amount.

                  9. From time to time Payor shall deliver by certified mail or Federal Express to J. Moore, Chief Financial Officer of Payee, with a copy to Michael Golden, Esq. of Ginsburg, Feldman & Bress, a statement of the outstanding principal and interest on this Note, which shall be conclusive and binding on Payee unless objected to by Payee in writing within ten (10) days of receipt thereof. Payee shall have the right to audit the financial records of Payor to verify its net sales, at Payee's expense.

                  10. Any notice, request, demand or other communication permitted or required to be given hereunder shall be in writing, shall be sent by one of the following means to the addressee at the address set forth above (or at such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt) and shall be deemed conclusively to have been given: (a) on the first business day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, with the cost of delivery prepaid; (b) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (c) when otherwise actually delivered to the addressee. Copies may be sent by regular first-class mail, postage prepaid, to such person(s) as a party may direct from time to time by notice to the others, but failure or delay in sending copies shall not affect the validity of any such notice, request, demand or other communication so given to a party.

                  11. The Payor shall pay or reimburse, upon demand, any and all reasonable costs and expenses incurred by the Payee, whether directly or indirectly, in connection with the administration, enforcement and collection of this Note, and of any of the Payee's rights, powers, privileges and other interests under this Note and applicable law, including (without limitation) the reasonable disbursements, expenses and fees of counsel to the Payee.

                  12. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to principles of conflicts or choice of law (or any other law that would make the laws of any state other than the State of New York applicable hereto).

                  13. This Note shall not be negotiable, transferable or assignable by the Payee whether by operation of law or otherwise except to a wholly-owned subsidiary of Payee, an entity under common control with Payee or to Payee's financial institution.

                  14. Presentment for payment, notice of dishonor, protest and notice of protest are hereby each waived by Payor. Any other waiver or consent respecting this Note shall be effective only if in writing and signed by the Payee and then only in the specific instance and for the specific purpose for which given. No such other waiver or consent shall be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of the Payee at any time or times to require performance of, or to exercise its rights with respect to, any term or provision of this Note in no manner shall affect its right at a later time to enforce any such term or provision. No notice to or demand on the Payor in any case shall entitle such party to any other or further notice or demand. All rights, powers, privileges, remedies and other interests of the Payee under this Note and applicable law are cumulative and not alternatives.

                  15. This Note contains the entire agreement of the parties and supersedes all other representations, warranties, agreements and understandings, oral or written, with respect to the matters contained herein.

                  16. All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Purchase Agreement.


                  IN WITNESS WHEREOF, the Payor has executed and delivered this Note on the date first written above.

                                     GLOBAL-INSYNC, INC.


                                     By:
                                         -----------------------------------
                                         Name:
                                         Title:

                                                                       Exhibit C


                                 PROMISSORY NOTE

$470,000                                                   New York, New York
                                                           September 16, 1996


                  FOR VALUE RECEIVED, the undersigned, GLOBAL-INSYNC, INC., a Virginia corporation having an office at 747 Third Avenue, New York, New York 10017 (the "Payor"), hereby promises to pay to MANTECH SOLUTIONS CORPORATION, a Virginia corporation (the "Payee"), at 12015 Lee Jackson Highway, Fairfax, Virginia 22033, or at such other place as may be designated from time to time in writing by the Payee, the sum of Four Hundred Seventy Thousand ($470,000) Dollars, plus interest, all as provided in this promissory note (as the same may be supplemented, modified, amended or restated from time to time in the manner provided herein, the "Note").

                  1. Interest hereunder shall accrue on the unpaid balance hereof commencing on March 16, 1997 at the rate of nine (9%) percent per annum. Interest shall be computed based upon a 360-day year of twelve 30-day months. If payment is due and payable on a Saturday, Sunday or legal holiday, the due date shall be extended to the next business day.

                  2. Payor shall pay to Payee on the 45th day following the last day of each calendar quarter (each, an "Installment Date") commencing following the earlier of (i) the quarter ending December 31, 2001 or (ii) the quarter the payment in full of the Promissory Note of even date herewith made by Payor in favor of Payee in the original principal amount of $1,486,084, and continuing for eight quarterly payments thereafter (the forty-fifth day following the eighth quarter being referred to herein as the "Maturity Date"), an amount equal to two (2%) percent of Payor's "net sales" (as hereinafter defined) during the most recently ended calendar quarter (the "Installment Payment"), provided, however, that the Installment Payment for each quarter ended December 31 shall be adjusted so that the aggregate amount paid hereunder during the prior three calendar quarters and such quarter ended December 31 shall be not less than the sum of (a) the amount of all interest accrued on this Note during the four calendar quarters ended that December 31 plus (b) 10% of the original principal amount of the Note. Any unpaid principal outstanding on the Maturity Date shall be payable in full, together with accrued interest thereon to the date of payment. "Net sales" shall mean the gross sales of Payor without deduction for any taxes payable with respect to such sales but with deduction for discounts, returns and allowances.

                  3. Each Installment Payment hereunder shall be applied first to the payment of interest accrued on the then outstanding unpaid principal amount hereunder and then to the reduction of any portion of the principal amount then outstanding.

                  4. All payments under or pursuant to this Note shall be made in United States Dollars, by check or wire transfer of immediate available funds, to the Payee at its office set forth in the first paragraph of this Note or to such other person and/or address as Payee shall designate in writing.

                  5. The Maker shall have the right to prepay this Note in whole at any time or in part from time to time without penalty or premium, provided that on each prepayment the Maker shall pay accrued interest on the principal amount so prepaid to the date of such prepayment, and each partial prepayment shall be applied to the next succeeding installment or installments of this Note.

                  6. Each of the following events shall constitute a default under this Note (each an "Event of Default"): (i) Payor fails for a period of thirty (30) days following written notice thereof to Payor to make payment of any amount due hereunder; (ii) Payor fails or neglects for a period of thirty
(30) days following written notice thereof to Payor to perform or observe any material covenant or condition contained hereunder; (iii) the insolvency or inability of the Payor to pay its debts as they mature; (iv) the execution by Payor of any assignment for the benefit of Payor's creditors or the filing by Payor of any proceedings for relief under the Bankruptcy Code, as amended, or insolvency laws or any laws relating to the relief of debtors, readjustment of any indebtedness, reorganization, composition, extension of debt, or if any application is made by Payor for the appointment of a receiver or a trustee for any of Payor's assets; or (v) the filing or commencement of any proceedings against Payor for relief under the U.S. Bankruptcy Code, as amended, or insolvency laws or any laws relating to the relief of debtors, readjustment or any indebtedness, reorganization, composition, extension of debt which proceedings are not dismissed within sixty (60) days.

                  7. (a) Upon the occurrence and at any time during the continuance of any Event of Default, the Payee shall be entitled to (i) declare this Note, and any and all principal, interest and other amounts due under this Note, to be immediately due and payable, and (ii) exercise or otherwise enforce any one or more of the Payee's rights, powers, privileges, remedies and interests under this Note or applicable law.

                  (b) Without limiting the foregoing, upon the occurrence and at any time during the continuance of an Event of Default, Payor shall take all actions necessary to grant Payee a security interest in all of the assets of Payor and all proceeds therefrom, including without limitation, filing financing statements on Form UCC-1 in all appropriate jurisdictions.

                  8. This Note has been delivered pursuant to that certain Asset Purchase Agreement (the "Purchase Agreement") dated of even date herewith, among Payee, Payor, Global Intellicom, Inc. and Mantech International Corporation and is subject to all of the terms and conditions thereof including, without limitation, Payor's right of offset as provided in Section 10.5 of the Purchase Agreement. Upon any such offset, Payee shall deliver this Note to Payor in exchange for a new Note which sets forth the adjusted principal amount.

                  9. From time to time Payor shall deliver by certified mail or Federal Express to J. Moore, Chief Financial Officer of Payee, with a copy to Michael Golden, Esq. of Ginsburg, Feldman & Bress, a statement of the outstanding principal and interest on this Note, which shall be conclusive and binding on Payee unless objected to by Payee in writing within ten (10) days of receipt thereof. Payee shall have the right to audit the financial records of Payor to verify its net sales, at Payee's expense.

                  10. Any notice, request, demand or other communication permitted or required to be given hereunder shall be in writing, shall be sent by one of the following means to the addressee at the address set forth above (or at such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt) and shall be deemed conclusively to have been given: (a) on the first business day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, with the cost of delivery prepaid; (b) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (c) when otherwise actually delivered to the addressee. Copies may be sent by regular first-class mail, postage prepaid, to such person(s) as a party may direct from time to time by notice to the others, but failure or delay in sending copies shall not affect the validity of any such notice, request, demand or other communication so given to a party.

                  11. The Payor shall pay or reimburse, upon demand, any and all reasonable costs and expenses incurred by the Payee, whether directly or indirectly, in connection with the administration, enforcement and collection of this Note, and of any of the Payee's rights, powers, privileges and other interests under this Note and applicable law, including (without limitation) the reasonable disbursements, expenses and fees of counsel to the Payee.

                  12. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to principles of conflicts or choice of law (or any other law that would make the laws of any state other than the State of New York applicable hereto).

                  13. This Note shall not be negotiable, transferable or assignable by the Payee whether by operation of law or otherwise except to a wholly-owned subsidiary of Payee, an entity under common control with Payee or to Payee's financial institution.

                  14. Presentment for payment, notice of dishonor, protest and notice of protest are hereby each waived by Payor. Any other waiver or consent respecting this Note shall be effective only if in writing and signed by the Payee and then only in the specific instance and for the specific purpose for which given. No such other waiver or consent shall be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of the Payee at any time or times to require performance of, or to exercise its rights with respect to, any term or provision of this Note in no manner shall affect its right at a later time to enforce any such term or provision. No notice to or demand on the Payor in any case shall entitle such party to any other or further notice or demand. All rights, powers, privileges, remedies and other interests of the Payee under this Note and applicable law are cumulative and not alternatives.

                  15. This Note contains the entire agreement of the parties and supersedes all other representations, warranties, agreements and understandings, oral or written, with respect to the matters contained herein.

                  16. All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Purchase Agreement.


                  IN WITNESS WHEREOF, the Payor has executed and delivered this Note on the date first written above.

                                            GLOBAL-INSYNC, INC.


                                            By:
                                               ------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT D

                          REGISTRATION RIGHTS AGREEMENT



           REGISTRATION RIGHTS AGREEMENT dated September 16, 1996 between MANTECH SOLUTIONS CORPORATION, a Virginia corporation with offices at 8000 Corporate Court, Springfield, Virginia 22153 (the "Seller") and GLOBAL INTELLICOM, INC., a Nevada corporation with offices at 747 Third Avenue, New York, New York 10017 (the "Company").

                              W I T N E S S E T H:

           WHEREAS, the Seller and Global-InSync, Inc., a Virginia corporation, are parties to an Asset Purchase Agreement dated September 16, 1996 (the "Purchase Agreement");

           WHEREAS, the Seller is to receive an aggregate of 350,000 shares (the "Preferred Shares") of Series 3 Convertible Preferred Stock, $.01 par value per share ("Preferred Stock"), of the Company, as part of the consideration payable to the Seller under the Purchase Agreement; and

           WHEREAS, as a condition to the obligations of the Seller to consummate the transactions contemplated by the Purchase Agreement, the Company has agreed to provide certain registration rights with respect to the shares of common stock issuable upon conversion of the Preferred Shares.

           NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and the Seller hereby agree as follows:

           1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

           "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

           "Common Stock" shall mean the Common Stock, $.01 par value, of the Company, as constituted as of the date of this Agreement.

           "Conversion Shares" shall mean shares of Common Stock issued or issuable upon conversion of the Preferred Shares, and any shares of capital stock received in respect thereof.

           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

           "Global Shares" shall mean the shares of Common Stock issued to the Seller under the Purchase Agreement.

           "Registration  Expenses"  shall mean the  expenses  so  described  in
Section 7.

           "Restricted Stock" shall mean the Conversion Shares and the Global Shares, excluding Conversion Shares and Global Shares which have been (i) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (ii) publicly sold pursuant to Rule 144 under the Securities Act.

           "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

           "Selling Expenses" shall mean the expenses so described in Section 7.

           2. RESTRICTIVE LEGEND. Each certificate representing Preferred Shares, Conversion Shares, Global Shares or Restricted Stock shall, except as otherwise provided in this Section 2 or in Section 3, be stamped or otherwise imprinted with a legend substantially in the following form:

                      "The securities represented by this certificate have not been registered under the Securities Act of 1933 or applicable state securities laws. These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such securities under the Securities Act of 1933 and applicable state securities laws, or the availability of an exemption from the registration provisions of the Securities Act of 1933 and applicable state securities laws.

A certificate shall not bear such legend if in the opinion of counsel satisfactory to the Company (provided, however, that in the event counsel to the Company disagrees with such opinion, the restrictive legend shall be retained unless the parties obtain a no-action letter from the Commission with respect to such matter) the securities being sold thereby may be publicly sold without registration under the Securities Act.

           3. NOTICE OF PROPOSED TRANSFER. Prior to any proposed transfer of any Conversion Shares or Global Shares (other than under the circumstances described in Sections 4 or 5), the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel satisfactory to the Company (provided, however, that in the event counsel to the Company disagrees with such opinion, no transfer shall be made unless the parties have obtained a no-action letter from the Commission with respect to such matter) to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon the holder of such stock shall be entitled to transfer such stock in accordance with the terms of its notice. Each certificate for Conversion Shares and Global Shares transferred as above provided shall bear the legend set forth in Section 2, except that such certificate shall not bear such legend if the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act. The restrictions provided for in this Section 3 shall not apply to securities which are not required to bear the legend prescribed by Section 2 in accordance with the provisions of that Section.

           4. REQUIRED REGISTRATION.

           (a) At any time after the eighteen month anniversary of the date of this Agreement, the Seller may request the Company to register under the Securities Act all or any portion of the shares of Restricted Stock held by the Seller for sale in the manner specified in such notice, PROVIDED, HOWEVER, that the only securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock, and PROVIDED, FURTHER, HOWEVER, that in any underwritten public offering contemplated by this Section 4 or Section 5, the holders of Preferred Shares shall be entitled to sell such Preferred Shares to the underwriters for conversion and sale of the shares of Common Stock issued upon conversion thereof. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 4 within 180 days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which Seller shall have been entitled to join pursuant to Section 5.

           (b) The Company shall use its best efforts to register under the Securities Act by taking all actions necessary, including without limitation those actions set forth in Section 6 hereof, for public sale in accordance with the method of disposition specified in the notice from requesting holders described in paragraph (a) above, the number of shares of Restricted Stock specified in such notice. If such method of disposition shall be an underwritten public offering, the Seller may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed. The Company shall be obligated to register Restricted Stock pursuant to this Section 4 on two occasions only , PROVIDED, HOWEVER, that such obligation shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock specified in the notice received as aforesaid, for sale in accordance with the method of disposition specified by Seller shall have become effective.

           (c) The Company shall be entitled to include in any registration statement referred to in this Section 4, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Restricted Stock to be sold.

           5. INCIDENTAL REGISTRATION. If the Company at any time (other than pursuant to Section 4) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Restricted Stock for sale to the public), each such time it will give written notice to the Seller. Upon the written request of Seller, received by the Company within 20 days after the giving of any such notice by the Company, to register any of its Restricted Stock, the Company will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Restricted Stock so registered. In the event that any registration pursuant to this Section 5 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Restricted Stock to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein, provided, however, that any such reduction in the number of shares to be included shall be made pro rata among all selling stockholders in the offering other than the Company. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 5 without thereby incurring any liability to the holders of Restricted Stock.

           6. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Sections 4 or 5 to use its best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

           (a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 4, shall be on Form S-1 or S-2 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

           (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

           (c) furnish to each seller of Restricted Stock and to each underwriter such number of copies of the registration statement and each such amendment and supplement thereto (in each case including all exhibits) and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

           (d) use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, PROVIDED, HOWEVER, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

           (e) use its best efforts to list the Restricted Stock covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

           (f) immediately notify each seller of Restricted Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to such seller a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Restricted Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

           (g) if the offering is underwritten and at the request of any seller of Restricted Stock, use its best efforts to furnish on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration:
(i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, to such effects as reasonably may be requested by counsel for the underwriters or by such seller or its counsel, and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

           (h) make available for inspection by each seller of Restricted Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, reasonable access to all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

           (i) cooperate with the selling holders of Restricted Stock and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Restricted Stock to be sold, such certificates to be in such denominations and registered in such names as such holders or the managing underwriters may request at least two business days prior to any sale of Restricted Stock; and

           (j) permit any holder of Restricted Stock which holder, in the sole and exclusive judgment, exercised in good faith, of such holder, might be deemed to be a controlling person of the Company, to participate in good faith in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included.

           For purposes of Section 6(a) and 6(b) and of Section 4(c), the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby and 120 days after the effective date thereof.

           In connection with each registration hereunder, the sellers of Restricted Stock will furnish to the Company in writing such information requested by the Company with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

           In connection with each registration pursuant to Sections 4 or 5 covering an underwritten public offering, the Company and each seller agree to enter into and perform its obligations under a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

           7. EXPENSES. All expenses incurred by the Company in complying with Sections 4 and 5, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the securities exchange upon which the Common Stock of the Company is then listed, transfer taxes and fees of transfer agents and registrars, but excluding any Selling Expenses, are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Restricted Stock and fees and expenses of counsel to the sellers of Restricted Stock are called "Selling Expenses".

           The Company will pay all Registration Expenses in connection with each registration statement under Sections 4 or 5. All Selling Expenses in connection with each registration statement under Sections 4 or 5 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

           8. INDEMNIFICATION AND CONTRIBUTION.

           (a) In the event of a registration of any of the Restricted Stock, under the Securities Act pursuant to Sections 4 or 5, the Company will indemnify and hold harmless each seller of such Restricted Stock thereunder, its officers and directors, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 4 or 5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Restricted Stock under the securities laws thereof (any such application, document or information herein called a "Blue Sky Application"), (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, or (v) any failure to register or qualify the Restricted Stock in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter chosen by the Company being attributed to the

Company) will undertake such registration or qualification on the seller's behalf (provided that in such instance the Company shall not be so liable if it has undertaken its best efforts to so register or qualify the Restricted Stock) and will reimburse each such seller, and such officer and director, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, PROVIDED, HOWEVER, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

           (b) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 4 or 5, each seller of such Restricted Stock thereunder, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each other Seller of Restricted Stock, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, other seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 4 or 5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or any Blue Sky Application or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, other seller, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, PROVIDED, HOWEVER, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus.

           (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 8 and shall only relieve it from any liability which it may have to such indemnified party under this
Section 8 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, PROVIDED, HOWEVER, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

           (d) The indemnities provided in this Section 8 shall survive the transfer of any Restricted Stock by such holder.

           9. CHANGES IN COMMON STOCK OR PREFERRED STOCK. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

           10. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Stock to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

           (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

           (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

           (c) furnish to each holder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Stock without registration.

           11. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Seller as follows:

           (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Charter or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

           (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent the indemnification provisions herein may be deemed not enforceable.

           12. MISCELLANEOUS.

           (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Preferred Shares or Restricted Stock), whether so expressed or not.

           (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by certified or registered mail, return receipt requested, postage prepaid, or telexed, in the case of non-U.S. residents, addressed as follows:

                      if to the Company or the Seller, at the address of such party set forth in the Purchase Agreement;

                      if to any subsequent holder of Preferred Shares or Restricted Stock, to it at such address as may have been furnished to the Company in writing by such holder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Preferred Shares or Restricted Stock) or to the holders of Preferred Shares or Restricted Stock (in the case of the Company) in accordance with the provisions of this paragraph.

           (c) This Agreement shall be construed and enforced in accordance with and governed by and construed in accordance with the internal laws of the State of New York.

           (d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of each of the original parties hereto.

           (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           (f) The obligations of the Company to register shares of Restricted Stock under Sections 4 or 5 which are owned by any party other than Seller shall terminate on the fifth anniversary of the date of this Agreement.

           (g) If requested in writing by the underwriters for an underwritten public offering of securities of the Company, each holder of Restricted Stock shall agree not to sell publicly any shares of Restricted Stock or any other shares of Common Stock (other than shares of Restricted Stock or other shares of Common Stock being registered in such offering), without the consent of such underwriters, for a period of not more than 180 days following the effective date of the registration statement relating to such offering; PROVIDED, HOWEVER, that all persons entitled to registration rights with respect to shares of Common Stock who are not parties to this Agreement, all other persons selling shares of Common Stock in such offering and all executive officers and directors of the Company who own at least 100,000 shares of Common Stock shall also have agreed not to sell publicly their Common Stock under the circumstances and pursuant to the terms set forth in this Section 12(g).

           (h) Notwithstanding the provisions of Section 6(a), the Company's obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed 90 days in any 24-month period if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed.

           (i) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

           IN WITNESS WHEREOF, the parties have executed this Agreement on September 16, 1996.




MANTECH SOLUTIONS CORPORATION



By:
   --------------------------------------
            Name:
            Title:


GLOBAL INTELLICOM, INC.



By:
   --------------------------------------
            Name:
            Title: